SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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HERBALIFE LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HERBALIFE LTD.

March 16, 2009

Dear Fellow Shareholder:

We are pleased to enclose information about the 2009 Annual General Meeting of Shareholders, or the Meeting, of Herbalife Ltd., or the Company, to be held on Thursday, April 30, 2009 at 9:00 a.m., Pacific Daylight Time, at the principal executive offices of one of the Company’s U.S. subsidiaries located at 800 W. Olympic Blvd., Suite 406, Los Angeles, California 90015. As discussed in more detail in the enclosed Proxy Statement, at the Meeting you will be asked to consider proposals to:

1.	Elect three directors, each for a term of three years;

2.	Ratify the appointment of the Company’s independent registered public accountants for fiscal 2009; and

3.	Act upon such other matters as may properly come before the Meeting.

MY FELLOW DIRECTORS AND I HAVE UNANIMOUSLY APPROVED THE PROPOSALS INCLUDED HEREIN AND RECOMMEND YOU VOTE FOR THEIR APPROVAL.

Best Regards,

MICHAEL O. JOHNSON
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

All shareholders are cordially invited to attend the Meeting in person. However, in order to assure your representation at the Meeting, you are urged to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding voting are contained in the Notice of Internet Availability of Proxy Materials or proxy card.

HERBALIFE LTD.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held Thursday, April 30, 2009

To the Shareholders:

NOTICE IS HEREBY GIVEN that the 2009 Annual General Meeting of Shareholders, or the Meeting, of Herbalife Ltd., a Cayman Islands exempted limited liability company, or the Company, will be held on Thursday, April 30, 2009 at 9:00 a.m., Pacific Daylight Time, at the principal executive offices of one of the Company’s U.S. subsidiaries located at 800 W. Olympic Blvd., Suite 406, Los Angeles, California 90015 for the following purposes:

1.	To elect three directors, each for a term of three years;

2.	To ratify the appointment of the Company’s independent registered public accountants for fiscal 2009; and

3.	To act upon such other matters as may properly come before the Meeting.

Each of the above proposals will be proposed as Ordinary Resolutions as permitted by the Companies Law (2007 Revision).

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on March 2, 2009, are entitled to notice of and to vote at the Meeting and any subsequent adjournment(s) or postponement(s) thereof.

All shareholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, you are urged to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding voting are contained in the Notice of Internet Availability of Proxy Materials or proxy card.

Sincerely,

BRETT R. CHAPMAN
General Counsel and Corporate Secretary

Los Angeles, California
March 16, 2009

HERBALIFE LTD.

PROXY STATEMENT FOR 2009
ANNUAL GENERAL MEETING OF SHAREHOLDERS

Herbalife Ltd., also referred to as we, our, us, Herbalife or the Company, is calling its 2009 Annual General Meeting of Shareholders, or the Meeting, to be held on Thursday, April 30, 2009 at 9:00 a.m., Pacific Daylight Time, at the principal executive offices of one of the Company’s U.S. subsidiaries located at 800 W. Olympic Blvd., Suite 406, Los Angeles, California 90015.

At the Meeting, our shareholders will be asked to consider proposals to:

1.	Elect three directors, each for a term of three years;

2.	Ratify the appointment of the Company’s independent registered public accountants for fiscal 2009; and

3.	Act upon such other matters as may properly come before the Meeting.

Our Board of Directors unanimously recommends that you vote in favor of the proposals outlined herein. YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Meeting, please take the time to vote. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding voting are contained in the Notice of Internet Availability of Proxy Materials or proxy card.

You should carefully read this Proxy Statement in its entirety prior to voting on the proposals listed above and outlined herein. This Proxy Statement is dated March 16, 2009, and is first being made available to shareholders of the Company on or about March 20, 2009. A Notice Regarding Internet Availability of Proxy Materials for the Annual General Meeting was mailed to shareholders of the Company on or about March 20, 2009, which contained instructions on how to access our proxy materials, including our Proxy Statement and Annual Report.

THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

Information Concerning Solicitation and Voting

Place, Time and Date of Meeting.  This Proxy Statement is being furnished to the Company’s shareholders in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Meeting to be held on Thursday, April 30, 2009, at 9:00 a.m., Pacific Daylight Time, and at any subsequent adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual General Meeting of Shareholders. The Meeting will be held at the executive offices of the Company’s wholly-owned U.S. subsidiary, Herbalife International, Inc., at 800 W. Olympic Blvd., Los Angeles, California 90015. Our telephone number is (213) 745-0500.

Internet Availability of Proxy Materials.  Under rules recently adopted by the U.S. Securities and Exchange Commission, or the SEC, we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On March 20, 2009, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report.

Record Date and Voting Securities.  Only shareholders of record at the close of business on March 2, 2009, or the Record Date, are entitled to notice of and to vote at the Meeting. The Company has one series of Common Shares outstanding. As of the Record Date 61,498,148 Common Shares were issued and outstanding and held of record by 929 registered holders.

Voting.  Each shareholder is entitled to one vote for each Common Share held on the Record Date on all matters submitted for consideration at the Meeting. A quorum, representing the holders of not less than a majority of the issued and outstanding Common Shares entitled to vote at the Meeting, must be present in person or by proxy at the Meeting for the transaction of business. Common Shares that reflect abstentions are treated as Common Shares that are present and entitled to vote for the purposes of establishing a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. However, abstentions do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of a plurality.

“Broker non-votes” are Common Shares held in “street name” through a broker or other nominee over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions. Thus, if you do not give your broker or nominee specific instructions, your Common Shares may not be voted on certain matters. Common Shares that reflect “broker non-votes” are treated as Common Shares that are present and entitled to vote for the purposes of establishing a quorum. However, for the purposes of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those Common Shares will be treated as not present and not entitled to vote with respect to that matter, even though those Common Shares are considered present and entitled to vote for the purposes of establishing a quorum and may be entitled to vote on other matters.

If you are a beneficial shareholder and your broker or nominee holds your Common Shares in its name, the broker or nominee is permitted to vote your Common Shares on matters such as the election of directors and the ratification of the appointment of independent registered public accountants, even if the broker or nominee does not receive voting instructions from you.

Directors are elected by a plurality, and the three nominees who receive the most votes will be elected. Abstentions and “broker non-votes” will not affect the outcome of the election.

In respect of all other proposals, to be approved, any such proposal must receive the affirmative vote of a majority of the Common Shares present or represented by proxy and entitled to vote. In determining the outcome of such proposals, abstentions have the effect of a negative vote. “Broker non-votes” will not affect the outcome of any such proposals.

Revocability of Proxies.  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by either (a) delivering to the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, (b) granting a subsequent proxy through the Internet or telephone or (c) attending the Meeting and voting in person.

Solicitation Expenses.  This solicitation of proxies is made by the Board of Directors and all related costs will be borne by the Company. Proxies may be solicited by certain of our directors, officers, and regular employees, without additional compensation, in person, by telephone, facsimile, or electronic mail. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Shares.

Additional Information.  This Proxy Statement contains summaries of certain documents, but you are urged to read the documents themselves for the complete information. The summaries are qualified in their entirety by reference to the complete text of the document. In the event that any of the terms, conditions or other provisions of any such document is inconsistent with or contrary to the description or terms in this Proxy Statement, such document will control. Each of these documents, as well as those documents referenced in this Proxy Statement as being available in print upon request, are available upon request to the Company by following the procedures described under “Additional Information — Annual Report, Financial and Additional Information.”

Important Notice Regarding the Availability of Proxy Materials for the Annual General
Meeting of Shareholders to Be Held on April 30, 2009.
The Proxy Statement and Annual Report to Shareholders are available at
http://bnymellon.mobular.net/bnymellon/hlf

PROPOSAL 1:

THE ELECTION OF DIRECTORS

Our Amended and Restated Memorandum and Articles of Association, or the Memorandum and Articles of Association, presently provide for not less than one nor more than fifteen directors. The Board of Directors has, by resolution, presently fixed the number of directors at eight. The Memorandum and Articles of Association divide the Board of Directors into three classes, with the terms of office of each class of directors ending in different years. The current terms of office of Class II directors end at the Meeting. The current terms of office of Classes III and I directors end at the annual general meetings in 2010 and 2011, respectively. Currently Class I has three directors, Class II has two directors, and Class III has two directors.

The nominees for Class II directors are to be voted upon at the Meeting. The Board of Directors has nominated Pedro Cardoso, Murray H. Dashe and Colombe M. Nicholas for election as Class II directors to serve three-year terms expiring at the 2012 annual general meeting. Valeria Rico, a former Class II director, resigned from the Board on March 6, 2009. Leon Waisbein, a Class II director, has notified the Board of his decision to not stand for reelection. We are very sorry to report that Mr. Gaba, a member of the Company’s Board of Directors since 2008, passed away on March 9, 2009. Mr. Gaba served as a Class III director.

The Company did not receive any shareholder nominations for director.

The persons named as proxies on the accompanying proxy card intend to vote the Common Shares as to which they are granted authority to vote for the election of the nominees listed above. The form of proxy card does not permit shareholders to vote for a greater number of nominees than three. Although the Board of Directors does not know of any reason why any nominee will be unavailable for election, in the event any nominee should be unavailable at the time of the Meeting, the proxies may be voted for a substitute nominee as selected by the Board of Directors.

The table below sets forth information about the three nominees and the directors whose terms of office continue beyond the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PEDRO CARDOSO, MURRAY H. DASHE AND COLOMBE M. NICHOLAS.

NOMINEES

Director
Name and Experience	Class	Since

Pedro Cardoso, age 42, has been an independent Herbalife distributor for 17 years and a member of the Chairman’s Club since 2005. Mr. Cardoso has built a successful organization of Herbalife independent distributors in more than 20 countries. He has been active in training Herbalife distributors around the world, and is a member of various strategy and planning groups for Herbalife. He is also an active volunteer for the Herbalife Family Foundation. Prior to joining Herbalife, Mr. Cardoso served as the Transportation Supervisor of the Avon Company from 1990 to 1992. He received his degree in applied mathematics from the Autonomous University of Lisbon.
	II	—
Murray H. Dashe, age 66, currently retired, has been a member of the Board of Directors of Union Bank of California NA since 2006. Mr. Dashe was a member of the Board of Directors of Longs Drug Stores Corporation from 2002 until November 2008 and served as its Lead Independent Director from May 2006 through November 2008. From 1997 to 2005 he was with Cost Plus World Market where he most recently served as its Chairman, President and Chief Executive Officer. Mr. Dashe received his Bachelor of Arts in Economics from Albright College and his Master of Arts in Industrial Relations from Saint Francis University.
	II	—

		Director
Name and Experience	Class	Since

Colombe M. Nicholas, age 64, has served as a consultant to Financo Global Consulting, the international consulting division of Financo, Inc., since 2002. Prior to joining Financo, Ms. Nicholas served as the President and Chief Executive Officer of The Anne Klein Company from 1996 to 1999. Prior to this she served as the President and Chief Executive Officer of Orr Felt Company, President and Chief Operating Officer of Giorgio Armani Fashion Corp., and President and Chief Executive Officer of Christian Dior New York. Ms. Nicholas currently serves on the board of Tandy Brand Accessories, the Business Advisory Board of Hilco Consumer Capital and the Business Advisory Board of the University of Cincinnati College of Law. She received a bachelor of arts degree from the University of Dayton and a juris doctorate degree from the University of Cincinnati College of Law, and holds an honorary doctorate in business administration from Bryant College of Rhode Island.
	II	2006

CONTINUING DIRECTORS

		Director
Name and Experience	Class	Since

Leroy T. Barnes, Jr., age 57, is the retired Vice President and Treasurer of PG&E Corporation, a position he held from 2001 to 2005. From 1997 to 2001, Mr. Barnes was Vice President and Treasurer of Gap, Inc. Prior to that, Mr. Barnes held various executive positions with Pacific Telesis Group/SBC Communications. Earlier in his career, Mr. Barnes was a consultant at Touche, Ross & Co., a predecessor of Deloitte & Touche. Mr. Barnes received his Bachelor’s and Master’s degrees from Stanford University, and his MBA from Stanford Business School. Mr. Barnes is a member of the boards of directors of the McClatchy Newspaper Company, Inc., a newspaper and Internet publisher, and Frontier Communications, Inc., a telecommunications-focused company.
	III	2004
Richard P. Bermingham, age 69, currently retired, has over 40 years of business experience. Mr. Bermingham has been engaged in real estate development and investing activities as a private investor during the past several years. From 1994 to 1997, Mr. Bermingham was the Vice Chairman of the Board of American Golf. Mr. Bermingham worked for Collins Food International, which was acquired by Sizzler International, Inc., from 1967 to 1994. He served as the Chief Executive Officer and a member of the board of directors of this publicly traded company for the period from 1987 to 1994. Mr. Bermingham currently serves on the boards of EaglePicher Corp., Special Value Expansion Fund, LLC, Interactive Health, Inc. and Joe’s Crab Shack. Additionally, Mr. Bermingham served on the Advisory Board of Missouri River Plastics until March 2007. Mr. Bermingham was a certified public accountant and received his Bachelor of Science degree from the University of Colorado.
	III	2004
Lawrence M. Higby, age 63, has been Advisor and Vice Chairman of Apria Healthcare Group Inc. since October 2008. He served as Chief Executive Officer of Apria Healthcare Group Inc. from 2002 to 2008, and from 1997 to 2004 served as its President and Chief Operating Officer. Prior to joining Apria Healthcare Group Inc. Mr. Higby served as President and Chief Operating Officer of Unocal’s 76 Products Company and Group Vice President of Unocal Corporation. Earlier in his career he held various positions with the Times Mirror Company, Americas Pharmacy Inc., and PepsiCo. Mr. Higby serves as a Board Member of the Automobile Club of Southern California and eHealth, Inc. He served as a Director of William Lyon Homes from 2006 to 2007 and as a Director of Apria Healthcare Group Inc. from 2002 to 2008. Mr. Higby received a Bachelor of Arts in Political Science from the University of California, Los Angeles.
	I	2009

		Director
Name and Experience	Class	Since

Michael O. Johnson, age 54, is Chairman and Chief Executive Officer of the Company. Mr. Johnson joined the Company in April 2003 after 17 years with The Walt Disney Company, where he most recently served as President of Walt Disney International, and also served as President of Asia Pacific for The Walt Disney Company and President of Buena Vista Home Entertainment. Mr. Johnson has also previously served as a publisher of Audio Times magazine, and has directed the regional sales efforts of Warner Amex Satellite Entertainment Company for three of its television channels, including MTV, Nickelodeon and The Movie Channel. Mr. Johnson served as a director of Univision Communications, Inc., a television company serving Spanish-speaking Americans until March 29, 2007 and serves on the board of Loyola High School of Los Angeles. Mr. Johnson received his Bachelor of Arts in Political Science from Western State College.
	I	2003
John Tartol, age 57, has been an independent Herbalife distributor for 27 years and a member of the Chairman’s Club since 2000. He is active in training other Herbalife distributors all over the world and has served on various strategy and planning groups for Herbalife. He is also active on behalf of various charities in his community and worldwide on behalf of the Herbalife Family Foundation. He has a Bachelor’s degree in finance from the University of Illinois.	I	2005

THE BOARD OF DIRECTORS

Director Independence

Our Board of Directors has affirmatively determined that each of Messrs. Barnes, Bermingham and Higby and Mme. Nicholas is, and Mme. Rico and Mr. Gaba were, during their tenures, independent under section 303A.02 of the New York Stock Exchange, or the NYSE, Listed Company Manual and the Company’s Categorical Standards of Independence, which are attached hereto as Appendix A. The NYSE’s independence guidelines and the Company’s Categorical Standards include a series of objective tests, such as the director is not an employee of the Company and has not engaged in various types of business dealings involving the Company which would prevent a director from being independent. The Board of Directors has affirmatively determined that none of the Company’s independent directors had any relationship with the Company.

Board Meetings

The Board of Directors met 10 times during fiscal 2008. All Board members attended at least 75% of the aggregate number of Board meetings and applicable committee meetings held while such individuals were serving on the Board of Directors, or such committees. Under the Company’s Principles of Corporate Governance, which are available on the Company’s website www.herbalife.com, by following the links through “Investor Relations” to “Corporate Governance,” each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attending meetings of the shareholders of the Company, the Board of Directors and committees of which he or she is a member. All then-current members of the board of directors attended the 2008 annual general meeting.

It is the policy of the Board of Directors to hold four regularly scheduled meetings, each of which include an executive session of non-management directors without the presence of management as well as a session of only the independent directors. Additional meetings of the Board of Directors, executive sessions of non-management directors and sessions of independent directors may be held from time to time as required or determined to be necessary. The Board of Directors has created the position of Director In Charge of Executive Sessions to preside over executive sessions of non-management directors. The position is filled by rotating independent directors with each serving a one year term. Colombe Nicholas currently serves as the Director In Charge of Executive Sessions.

2008 Director Compensation

The table below summarizes the compensation paid by the Company to non-management directors for the fiscal year ended December 31, 2008.

	Fees
	Earned or
	Paid in	Stock
Name	Cash($)	Awards ($)(1)	Total ($)

Leroy T. Barnes, Jr.	119,500	101,609	221,109
Richard P. Bermingham	124,500	101,609	226,109
Hal Gaba	55,375	89,949	145,324
Colombe M. Nicholas	102,000	101,609	203,609
Valeria Rico	97,167	101,609	198,776
John Tartol	54,000	—	54,000
Leon Waisbein	46,000	—	46,000
Peter Maslen(2)	1,597	5,468	7,065

(1)	Amounts represent the dollar expense recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS No. 123R, “Share Based Payments.” See note 9 of the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of equity awards.

(2)	Mr. Maslen retired from the Board effective January 23, 2008.

Each non-management director receives $25,000 per year for services as a director and $5,000 for each board committee on which the director serves (an additional $20,000 per year for the chair of the audit committee and for the chair of the compensation committee, and an additional $10,000 for the chair of the nominating and corporate governance committee). In addition, non-management directors receive (1) $5,000 for each board meeting attended by the director in person or $1,000 per board meeting attended telephonically, (2) $3,500 for each audit committee meeting attended either in person or telephonically, and (3) $2,500 for each compensation committee meeting and for each nominating and corporate governance committee meeting attended either in person or telephonically. Independent directors also receive a $100,000 equivalent annual equity grant.

The Company has adopted stock ownership guidelines applicable to each non-management director. Specifically, each non-management director is encouraged to acquire and hold a number of Common Shares equal to five times such director’s annual retainer within two years of such director’s appointment or election to the Board of Directors.

The table below summarizes the equity based awards held by the Company’s non-management directors as of December 31, 2008.

	Options Awards				Stock Awards
Market
	Number of	Number of				Value of
	Securities	Securities			Number of	Shares or
	Underlying	Underlying			Shares or	Units of
	Unexercised	Unexercised			Units of	Stock That
	Options	Options	Option	Option	Stock That	Have Not
	(#)	(#)	Exercise	Expiration	Have Not	Vested (1)
Name	Exercisable	Un-Exercisable	Price ($)	Date	Vested (#)	($)

Leroy T. Barnes, Jr.	15,625	—	14.00	12/15/2014	635	13,767
Richard P. Bermingham	7,500	—	14.00	12/15/2014	635	13,767
Hal Gaba	—	—	—	—	621	13,463
Colombe M. Nicholas	—	—	—	—	635	13,767
Valeria Rico	—	—	—	—	635	13,767
John Tartol	—	—	—	—	—	—
Leon Waisbein	—	—	—	—	—	—
Peter Maslen	—	—	—	—	—	—

(1)	Market value based on the closing price of a Common Share on the NYSE on December 31, 2008 of $21.68.

Effective January 15, 2006, the Company established the Independent Directors Deferred Compensation and Stock Unit Plan, or the Independent Directors Plan, for the award of restricted stock units, or RSUs, to independent directors and to allow for deferral of compensation realized in connection with such RSUs and other director compensation. The purpose of the Independent Directors Plan is to promote the long term financial interest and growth of the Company by attracting and retaining independent directors who can make a substantial contribution to the success of the Company, and to motivate and to align their interests with those of the equity holders. The Independent Directors Plan is part of the Herbalife Ltd. 2005 Stock Incentive Plan. Effective January 27, 2009, the Independent Directors Plan and award agreements granted thereunder were amended to eliminate the ability to make further deferrals of compensation by independent directors. In addition, the Independent Directors Plan was amended such that awards to independent directors in 2009 and thereafter will be in the form of stock-settled stock appreciation rights, or SARs, instead of RSUs.

Shareholder Communications with the Board of Directors

Shareholders and other parties interested in communicating directly with the Board of Directors, non-management directors as a group or individual directors, including Colombe Nicholas in her capacity as the Director In Charge of Executive Sessions, may do so by writing to Herbalife Ltd., c/o Corporate Secretary, 800 W. Olympic Blvd, Suite 406, Los Angeles, CA 90015, or by email at corpsec@herbalife.com, indicating to whose attention the communication should be directed. Under a process approved by the Board of Directors for handling letters received by the Company and addressed to non-management directors, the Corporate Secretary of the Company reviews all such correspondence and forwards to members of the audit committee a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board of Directors or committees thereof, or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company and addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the audit committee with respect to such matters.

Committees of the Board

Our Board of Directors has a standing audit committee, nominating and corporate governance committee, and compensation committee.

Audit Committee

From January 1, 2008 to April 1, 2008, the audit committee consisted of Messrs. Barnes and Bermingham and Ms. Rico, each of whom is independent as discussed above under “— Director Independence.” From April 1, 2008 to March 9, 2009, the audit committee consisted of Messrs. Barnes, Bermingham and Gaba, each of whom is or was independent as discussed above under “— Director Independence.” Mr. Gaba passed away on March 9, 2009. Since March 10, 2009, the audit committee has consisted of Messrs. Barnes, Bermingham and Higby, each of whom is independent as discussed above under “— Director Independence.” As required by Rule 303A.07 of the NYSE Listed Company Manual, the Board of Directors has affirmatively determined that each of Messrs. Barnes, Bermingham and Higby are, and Mr. Gaba and Ms. Rico (while on the audit committee) were, financially literate, and that Mr. Bermingham is an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K. Mr. Barnes currently serves on the audit committee of two public companies in addition to that of the Company and, through October 20, 2008, had also served on the audit committee of Longs Drug Stores Corporation. As required by Rule 303A.07 of the NYSE Listed Company Manual, the Board of Directors had affirmatively determined that Mr. Barnes’ simultaneous service on the audit committee of more than three public companies would not impair his ability to effectively serve on the Company’s audit committee. As a result of his departure from the audit committee of Longs Drug Stores, Mr. Barnes no longer serves on the audit committee of more than three public companies.

The principal duties of the audit committee are as follows:

•	to monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and reporting;

•	to monitor the independence and performance of the Company’s independent auditors and internal auditing department; and

•	to provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

Our Board of Directors has adopted a written charter for the audit committee which is available on the Company’s website at www.herbalife.com by following the links through “Investor Relations” to “Corporate Governance,” and in print to any shareholder who requests it as set forth under “Additional Information — Annual Report, Financial and Additional Information.” In fiscal 2008, the audit committee met six times.

Nominating and Corporate Governance Committee

From January 1, 2008 to March 6, 2009, the nominating and corporate governance committee consisted of Mmes. Nicholas and Rico and Mr. Barnes, each of whom is or was independent as discussed above under “— Director Independence.” Ms. Rico resigned from the Board on March 6, 2009. Since March 9, 2009, the nominating and corporate governance committee has consisted of Mme. Nicholas and Messrs. Barnes and Bermingham, each of whom is independent as discussed above under “— Director Independence.” The principal duties of the nominating and corporate governance committee are as follows:

•	to recommend to the Board of Directors proposed nominees for election to the Board of Directors both at annual general meetings and to fill vacancies that occur between annual general meetings; and

•	to review and make recommendations to the Board of Directors regarding the Company’s corporate governance matters and practices.

Working closely with the full Board of Directors, the nominating and corporate governance committee develops criteria for open board positions, taking into account such factors as it deems appropriate, including, among others, the current composition of the Board of Directors, the range of talents, experiences and skills that would best complement those already represented on the Board of Directors, the balance of management and independent directors and the need for financial or other specialized expertise. Applying these criteria, the nominating and corporate governance committee considers candidates for director suggested by its members and other directors, as well by management and shareholders. The nominating and corporate governance committee also retains a third-party executive search firm on an ad-hoc basis to identify and review candidates upon request of the committee from time to time.

Once the nominating and corporate governance committee has identified a prospective nominee, whether the prospective nominee is recommended by a shareholder or otherwise, it makes an initial determination as to whether to conduct a full evaluation. In making this determination, the nominating and corporate governance committee considers the information provided to the committee with the recommendation of the candidate as well as the nominating and corporate governance committee’s own knowledge, supplemented as appropriate by inquiries to third parties. The preliminary determination is based primarily on the need for additional directors and the likelihood that the prospective nominee can satisfy the criteria that the nominating and corporate governance committee has established. If the committee determines, in consultation with the Chairman of the Board of Directors and other directors as appropriate, that additional consideration is warranted, it may request the third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the nominating and corporate governance committee. The nominating and corporate governance committee then evaluates the prospective nominee’s qualifications against any specific criteria that it may establish for the position, as well as the standards and qualifications set out in the Company’s Principles of Corporate Governance. Among other things, the committee considers the candidate’s:

•	business experience and skills;

•	independence;

•	judgment;

•	integrity;

•	the ability to commit sufficient time and attention to Board activities; and

•	the absence of potential conflicts with the Company’s interests.

If the nominating and corporate governance committee decides, on the basis of its preliminary review, to proceed with further consideration, the committee members, as well as other directors as appropriate, interview the nominee. After completing this evaluation and interview, the nominating and corporate governance committee makes a recommendation to the full Board of Directors, which makes the final determination whether to nominate the candidate after considering the nominating and corporate governance committee’s report.

A shareholder who wishes to recommend a prospective nominee for the Board of Directors pursuant to the provisions of the Memorandum and Articles of Association should notify the Corporate Secretary in writing with the appropriate supporting materials, as more fully described under “Additional Information — Shareholder Nominations.”

The Board of Directors has adopted a written charter for the nominating and corporate governance committee, which is available on the Company’s website at www.herbalife.com by following the links through “Investor Relations” to “Corporate Governance” or in print to any shareholder who requests it as set forth under “Additional Information — Annual Report, Financial and Additional Information.” In fiscal 2008, the nominating and corporate governance committee met five times.

Compensation Committee

From January 1, 2008 to March 6, 2009, the compensation committee consisted of Mr. Bermingham and Mmes. Nicholas and Rico, each of whom is independent as discussed above under “— Director Independence.” Ms. Rico resigned from the Board on March 6, 2009. Since March 9, 2009, the compensation committee has consisted of Mme. Nicholas and Messrs. Barnes and Bermingham, each of whom is independent as discussed above under “— Director Independence.” The principal duties of the compensation committee are as follows:

•	to oversee and approve compensation policies and programs;

•	to review and approve corporate goals and objectives relevant to the compensation of the Company’s Chief Executive Officer and other executive officers;

•	to evaluate the performance of the Chief Executive Officer and recommend the compensation level of the Chief Executive Officer for approval by the independent members of the Board of Directors;

•	to evaluate the performance of certain executive officers and, considering the Chief Executive Officer’s recommendations, set the compensation level for such executive officers;

•	to administer existing incentive compensation plans and equity based plans;

•	to oversee regulatory compliance with respect to executive compensation matters; and

•	to review the compensation of directors.

Our Board of Directors has adopted a written charter for the compensation committee which is available on the Company’s website at www.herbalife.com by following the links through “Investor Relations” to “Corporate Governance” or in print to any shareholder who requests it as set forth under “Additional Information — Annual Report, Financial and Additional Information.” In fiscal 2008, the compensation committee met eight times.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2008, Messrs. Bermingham and Mme. Nicholas and Rico served on the compensation committee of the Board of Directors. During the fiscal year ended December 31, 2008, there were no relationships or transactions between the Company and any member of the compensation committee requiring disclosure hereunder.

PROPOSAL 2:

THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

The audit committee has selected KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2009. Services provided to the Company and its subsidiaries by KPMG LLP in fiscal 2007 and 2008 are described under “— Fees to Independent Registered Public Accountants for Fiscal 2007 and 2008.” Additional information regarding the audit committee is set forth in the “Audit Committee Report.”

The Company has been advised that representatives of KPMG LLP will be present at the Meeting where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

In the event shareholders do not ratify the appointment of KPMG LLP, the appointment will be reconsidered by the audit committee and the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL 2009.

Audit Committee Report

The audit committee is responsible for monitoring our financial auditing, accounting and financial reporting processes and our system of internal controls, and selecting the independent public accounting firm on behalf of the Board of Directors. Our management has primary responsibility for our internal controls and reporting process. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion thereon. In this context, the audit committee met regularly and held discussions with management and KPMG LLP. Management represented to the audit committee that the consolidated financial statements for the fiscal year 2008 were prepared in accordance with U.S. generally accepted accounting principles.

The audit committee hereby reports as follows:

•	The audit committee has reviewed and discussed the audited consolidated financial statements and accompanying management’s discussion and analysis of financial condition and results of operations with our management and KPMG LLP. This discussion included KPMG LLP’s judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

•	The audit committee also discussed with KPMG LLP the matters required to be discussed by the Statements on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•	KPMG LLP also provided to the audit committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the audit committee concerning independence, and the audit committee has discussed with KPMG LLP the accounting firm’s independence. The audit committee also considered whether non-audit services provided by KPMG LLP during the last fiscal year were compatible with maintaining the accounting firm’s independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008, which have been filed with the SEC. The audit committee also selected, subject to shareholder ratification, KPMG LLP to serve as our independent registered public accounting firm for the year ending December 31, 2009.

AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Leroy T. Barnes, Jr., Chairman
Richard P. Bermingham

Fees to Independent Registered Public Accountants for Fiscal 2007 and 2008

The following services were provided by KPMG LLP during fiscal 2007 and 2008:

	2007	2008

Audit Fees(1)	$2,764,000	$2,941,000
Audit-related fees	—	—
Tax fees(2)	$758,000	$786,000
All other fees	—	—

Total	$3,522,000	$3,727,000

(1)	Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, including the audit of internal controls required by Section 404 of the Sarbanes-Oxley Act of 2002, and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	Tax fees were billed for the following services: tax compliance and international tax guidance.

Pre-Approval Policy

The audit committee adopted pre-approval policies and procedures for audit and non-audit services which the Company’s independent auditors have historically provided. Pursuant to those policies and procedures, the Company’s external auditor cannot be engaged to provide any audit or non-audit services to the Company unless the engagement is pre-approved by the audit committee in compliance with the Sarbanes-Oxley Act of 2002. All fees and services described in the table above were pre-approved pursuant to this policy.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of the compensation and benefit programs for our executive officers identified in the “2008 Summary Compensation Table,” or the Named Executive Officers. The Compensation Committee of the Board of Directors, or the Committee, has responsibility for establishing, developing and implementing such programs. Compensation and employment agreements for our Chairman and Chief Executive Officer, Michael O. Johnson, are recommended by the Committee. These recommendations are then approved by the independent members of our Board of Directors.

How Compensation is Established

The Committee approves the compensation and benefits programs for our Named Executive Officers (other than Mr. Johnson) with input from Mr. Johnson and the Committee’s independent compensation advisor. With respect to Mr. Johnson’s compensation, the Committee develops its recommendations with the assistance of its compensation advisor without input from management. Mr. Johnson makes recommendations to the Committee regarding the pay of the other Named Executives Officers. Recommendations regarding Mr. Johnson’s compensation are then developed by the Committee and presented to the independent members of the Board of Directors for final approval.

Independent Compensation Advisor

The Committee has retained Towers Perrin, a nationally recognized compensation consulting firm, to assist the Committee in evaluating executive compensation programs and in setting executive officers’ compensation, although compensation decisions are made solely by the Committee (and, with respect to Mr. Johnson, the independent members of the Board of Directors). The use of an independent compensation advisor provides additional perspective so that the Committee can determine if our executive compensation programs are reasonable and consistent with our objectives (as described in more detail below). The advisor reports directly to the Committee. The advisor regularly participates in Committee meetings and advises the Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards.

Overall Objectives of Executive Compensation Program

As a global leader in network marketing through independent distributors, we operate in an environment of challenging regulatory and political issues. Our success depends on the leadership of highly-talented, adaptive and dedicated executives who can apply the necessary skills to operate effectively in our unique business model. Thus, our compensation program for the Named Executive Officers provides highly-competitive rewards to executives who contribute to our success, which we define primarily by superior growth, profitability and shareholder returns.

The Committee believes that it advances shareholder interests to assemble and maintain a high-performing management team. Our compensation standards reflect the competitive market for the highly-talented executives that are required for our success. Because recruitment and retention of such executives generally requires highly-competitive pay, the Committee sets compensation targets for our executives in the upper end of the range of competitive practices. We also tie realization of compensation in our incentive plans to achievement of superior performance.

In developing our executive compensation program, the Committee was guided by the following underlying principles:

•	Our program should serve to attract and retain the talented executives necessary (see above) to support our independent distributors and advance shareholders’ interests in a way that is consistent with our overall philosophy of “changing people’s lives.”

•	The program should provide superior pay for superior performance. We set performance targets for incentive plans that meet or exceed the high expectations of our shareholders.

•	The competitiveness of our pay should be established at the higher end of the range of pay practices of companies that operate in related markets and require similar executive skills and capabilities.

•	The mix of compensation between base salary, annual and long-term incentives should favor variable pay in order to emphasize pay for performance and should be balanced between annual and long-term compensation in order to promote sustainable growth in the value of the enterprise.

•	Long-term incentives should be provided in Company equity that encourage executives to think and act in the best interests of shareholders and reward them for successful implementation of our growth strategy.

•	Compensation programs should reinforce behaviors among our Named Executive Officers that demonstrate our adherence to our corporate Vision, Mission & Values statement.

Competitive Benchmarking

The Committee evaluates total direct compensation (consisting of base salary, annual cash incentive compensation, and long-term equity incentive compensation) for the Named Executive Officers relative to the upper end of the range among the Herbalife Peer Group (described in more detail below). However, actual base salary and target incentives for each Named Executive Officer are set by the Committee in consideration of the executive’s current position in the pay range, sustained level of individual contribution, scope of responsibilities and level of capabilities and experience.

Each year the Committee assesses the competitiveness of each Named Executive Officer’s target total direct compensation. For 2008 the Committee was aided in its assessment by competitive pay analyses prepared by Towers Perrin that reflected compensation program design and pay levels among the Herbalife Peer Group and from a Towers Perrin survey of more than 1,000 companies in general industry classification with revenues between $1 billion and $3 billion or pay that has been size-adjusted based on Herbalife’s revenue size (approximately $2.4 billion). The survey data are not used as a benchmark for our Named Executive Officers but, rather, are used to verify that the pay levels reflected in the Herbalife Peer Group are consistent with those of similarly-sized companies generally.

For 2008, the Herbalife Peer Group was comprised of 19 corporations, which are either business competitors or corporations with which we compete for employees at the Named Executive Officer level, and which are similar in size to Herbalife, as measured by revenue and market capitalization. At $2.4 billion, the median 2008 revenue of the Herbalife Peer Group was essentially equal to that of Herbalife. Herbalife’s market capitalization at the end of 2008 approximated the 25th percentile of the Herbalife Peer Group. The Committee reviews and makes adjustments to the corporations that comprise the Herbalife Peer Group annually to ensure that it remains appropriate. The Committee made no adjustments to the Herbalife Peer Group for 2008.

The following table presents the Herbalife Peer Group list that was used for 2008.

	Revenues	Market Capitalization
Herbalife Peer Group (19 Companies)	(millions)	(millions)

• Alberto-Culver Company	$1,453	$2,403
• Avon Products, Inc.	$10,690	$10,245
• Church & Dwight Co., Inc.	$2,422	$3,927
• Corn Products International, Inc.	$4,197	$2,136
• Del Monte Corporation	$3,614	$1,412
• Elizabeth Arden, Inc.	$1,101	$364
• Energizer Holdings, Inc.	$4,184	$3,158
• Estee Lauder Inc.	$7,836	$6,090
• Flowers Foods, Inc.	$2,415	$2,259
• Forest Laboratories, Inc.	$3,852	$7,682
• International Flavors & Fragrances Inc.	$2,389	$2,338
• McCormick & Company, Inc.	$3,177	$4,145
• NBTY, Inc.	$2,329	$964
• Nu Skin Enterprises, Inc.	$1,248	$663
• Perrigo Company	$2,041	$2,977
• Revlon, Inc.	$1,347	$348
• The J.M. Smucker Company	$3,279	$2,379
• Tupperware Brands Corporation	$2,162	$1,407
• Weight Watchers International, Inc.	$1,568	$2,262
Peer Group:
25th Percentile	$1,804	$1,409
50th Percentile	$2,415	$2,338
75th Percentile	$3,733	$3,543

Individual Pay Determination

To facilitate individual pay decisions, the Committee uses an executive grading structure in which each executive is assigned to a particular grade based on the range of competitive pay for their position and their relative responsibilities within Herbalife. Each pay grade has a salary range, target incentive opportunity, and a range of long-term equity incentive grant values. The Committee uses the pay grade structure as a framework for making individual pay decisions. Actual base salary and target incentives for each Named Executive Officer were set by the Committee in consideration of the executive’s current position in the pay range, sustained level of individual contribution, scope of responsibilities and level of capabilities and experience.

Pay Elements

The compensation and benefits programs for our Named Executive Officers consist of:

•	Base salaries designed to appropriately reward each Named Executive Officer for his or her demonstrated performance, capabilities and experience;

•	Annual incentive compensation designed to focus the Named Executive Officers on the achievement of challenging operating objectives that drive growth in shareholder value;

•	Long-term equity incentive compensation in the form of SARs and RSUs designed to enable our Named Executive Officers to share in the value created for shareholders and to encourage successful executives to remain with the Company; and

•	Other compensation and benefits intended to complete a competitive pay package for Named Executive Officers, consisting of:

•	Participation in broad-based and executive-level welfare benefit plans;

•	Participation in tax-qualified and nonqualified deferred compensation plans; and

•	Executive perquisites;

•	For Messrs. Johnson, Goudis, and Chapman, severance payments in the event of termination without cause; and

•	For Messrs. Johnson, Goudis, and Chapman, change in control payments and benefits designed to focus them on shareholder interests when considering strategic alternatives.

Mix of Compensation Elements

The mix of values in our compensation program for Named Executive Officers places emphasis on variable (at-risk) cash incentives and long term equity incentive compensation versus base salary and other fixed aspects in order to focus our Named Executive Officers on the achievement of our short-term operating and long-term strategic objectives. However, the Committee does not target a specified mix of compensation elements.

Base Salaries

Information from the competitive benchmarking studies described above is used to develop our salary range structure for each executive. The midpoint of the salary ranges is set at the 75th percentile. Individual base salaries for Named Executive Officers are reviewed in the fourth quarter of each year in preparation for the upcoming fiscal year. The review takes into consideration the incumbent’s current position in range, scope of responsibilities, maturity in role, and demonstrated level of performance of duties. Our Chairman and Chief Executive Officer evaluates and proposes to the Committee changes in the base salaries for each of the other Named Executive Officers. At the same time, the Committee, separately and without the involvement of the Chairman and Chief Executive Officer, evaluates and proposes changes to the Chairman and Chief Executive Officer’s base salary to the independent members of the Board of Directors.

The following table summarizes adjustments (if any) made to base salaries for the Named Executive Officers during 2008:

Named Executive Officer	Base Pay

Michael O. Johnson(1)	Increased 9.09% to $1,200,000
Desmond Walsh(2)	Increased 40.24% to $575,000
Richard Goudis(3)	Increased 5% to $606,375
Brett R. Chapman	No change
Steve Henig	No change
Paul Noack	No change

(1)	Mr. Johnson’s salary was increased by 9.09% in connection with his amended and restated employment agreement dated March 27, 2008 among Mr. Johnson, Herbalife International of America, Inc., or Herbalife America, and the Company.

(2)	Mr. Walsh’s salary was increased by 40.24% effective April 28, 2008 in recognition of additional responsibilities assumed as a result of the departure of Mr. Gregory Probert, the Company’s former President and Chief Operating Officer.

(3)	Mr. Goudis’ salary was increased by 5% effective August 4, 2008 in recognition of additional responsibilities assumed for supply chain management as a result of the departure of Mr. Probert.

Annual Incentive Awards

General

All annual cash-based incentive compensation for our Named Executive Officers is paid under our shareholder-approved Executive Incentive Plan. Under this plan, the Committee establishes performance criteria for our Named Executive Officers each year. For 2008, this goal was a targeted earnings per share, or EPS, of $3.17. The annual incentive funded and payable to each of Messrs. Johnson, Goudis, and Chapman is based solely on EPS performance, without Committee discretion. With respect to the other Named Executive Officers, the Committee retains the discretion to adjust the funded amounts in determining the actual incentive payout based upon the Chief Executive Officer’s overall qualitative review with the Committee of each executive’s performance during the year.

Targets and Determination

For 2008, annual target incentive award opportunities for the Named Executive Officers were set in consideration of competitive practices and individual scope of job responsibilities.

Pursuant to his employment agreement, Mr. Johnson’s annual incentive award is composed of two components, the “regular” and the “alternative” awards. Mr. Johnson’s incentive award is structured in this manner to allow the Committee a degree of flexibility in rewarding him for the achievement of key strategic, as well as financial, targets. For 2008, the Committee established EPS as the goals under both the “regular” and the “alternative” performance awards. The Committee reviews the alternative performance award annually with Mr. Johnson and makes changes to the relevant target metric as it deems appropriate.

For 2008, the Committee established a performance goal for our other Named Executive Officers that was also based upon EPS. Annual incentive compensation for each of our Named Executive Officers (including Mr. Johnson) is payable only upon meeting or exceeding 100% of the target performance level. Achievement of the 100% target level for the EPS goal for 2008 would equal our budgeted EPS for the year. Budgeted EPS is built from the “bottom up” based on input from the regions and individual markets as to actual business trends, expected growth trends for the industry in that region, trends of specific distributor methods of operation within that country and the risks and opportunities of achieving the forecasted revenue and expense levels.

Named Executive Officers (other than Messrs. Johnson, Goudis, and Chapman) participate in the Company’s Senior Management Bonus Incentive Plan with payouts based on the achievement of specific objectives set through the Company’s Performance Management Program. In addition to the EPS goals described above, bonuses for these other Named Executive Officers are dependent, in part, upon the achievement of qualitative performance criteria determined by Mr. Johnson and approved by the Committee. For 2008 these qualitative performance criteria included goals related to strategic planning and the evaluation of strategic alternatives, evaluation of programs related to distributors, increasing operating efficiencies, and product development related matters.

The budgeted EPS target for 2008 was $3.17 per share, which amount represented a 17.0% increase over our EPS for the preceding fiscal year (adjusted for certain one-time items), and exceeds the expected EPS growth rates for our industry and our business and financial competitors.

Under the terms of the Company’s Senior Management Bonus Incentive Plan in effect for 2008 (as summarized in the following chart), there is no bonus funding for any of the Named Executive Officers unless the Company achieves its threshold EPS of $3.17. Bonus funding and payout amounts remain constant through an EPS of $3.26, and increase by 50% upon achievement of an EPS of $3.27. Funding levels increase for EPS above $3.27 by 1% or 1.5%, depending on job level, for each $0.01 increase to EPS.

The following table describes the potential range of annual incentive awards for 2008 for our Named Executive Officers based upon specified levels of performance:

	Target and
	Threshold	Next Step	Maximum

Earnings Per Share	$3.17	$3.27	$3.56
% of Targeted Achievement	100%	103.2%	112.4%
Potential Award to Named Executive Officers (% of salary)
Michael O. Johnson (regular)	112.5%	169.0%	225.0%
Michael O. Johnson (alternative)	37.5%	58.0%	75.0%
Desmond Walsh	50.0%	75.0%	100.55%
Richard P. Goudis	50.0%	75.0%	100.55%
Brett R. Chapman	50.0%	75.0%	100.55%
Steve Henig	50.0%	75.0%	100.55%

Based on the Company’s 2008 EPS, after making adjustments related to nonrecurring expenses arising under our 2008 Reorganizing for Growth Plan and an increase in a tax valuation allowance, and for each of Messrs. Walsh and Henig, the achievement of 100% of his applicable qualitative performance criteria for 2008, the Committee reviewed and approved the full amount under the applicable achievement tiers to each of the Named Executive Officers as set forth in the incentive award schedule above. The specific dollar amounts paid are referenced in the “2008 Summary Compensation Table” under the heading “Non-Equity Incentive Plan Compensation”.

We do not currently have a policy requiring a fixed course of action with respect to compensation adjustments following later restatements of financial performance targets. Under those circumstances, the Committee would evaluate whether such adjustments are appropriate based upon the facts and circumstances surrounding the restatement and the existing laws. The Committee intends to consider the adoption of a formal policy in 2009.

Long Term Incentive Awards

Equity grants were made to Named Executive Officers in 2008 under our 2005 Stock Incentive Plan. The Committee believes these incentives foster long-term decision making and growth necessary for continued success.

During 2008, we awarded two forms of long term incentives: SARs and time-vested RSUs. Each form of grant represented 50% of the total long-term incentive grant value. Stock-settled SARs provide an opportunity for Named Executive Officers to earn additional compensation only if our share price increases. RSUs provide stock ownership to executives thus exposing them to the same gains and losses in value as are experienced by our shareholders.

For 2008, guideline equity grant values for the named Executive Officers were established in consideration of competitive practices and individual scope of job responsibilities. Our Chairman and Chief Executive Officer evaluates individual contributions to the Company’s success and proposes to the Committee equity grants for each of the other Named Executive Officers. At the same time, the Committee, separately and without the involvement of the Chairman and Chief Executive Officer, evaluates and proposes equity grants for the Chairman and Chief Executive Officer to the independent members of the Board of Directors. The grant values are translated into shares of SARs and RSUs using our desired mix and the SFAS 123R, “Share Based Payments” values for each type of grant.

The SAR exercise price equaled the closing traded share price of our Common Shares on the grant dates. The SARs vest to the executives based upon continued employment over three years at the rate of 20% on the first anniversary of the award, 20% on the second anniversary of the award, and 60% on the third anniversary of the award, except for the March 27, 2008 grants to our Chief Executive Officer, which are described in more detail under note 3 to the “2008 Grants of Plan-Based Awards” table on page 26. Executives may exercise vested SARs at any time while employed at Herbalife up to ten years following the date of grant. The RSUs awarded to the Named Executive Officers vest over a three-year period based upon continued service, one-third on each anniversary of the grant, except for the March 27, 2008 grants to our Chief Executive Officer. Dividend equivalents are paid with respect to vested but deferred and unvested RSUs.

Summary of Mix of Compensation Elements for 2008

Consistent with our philosophy as described above, the mix of compensation elements — which are comprised of base salary, annual incentives and long term incentives — provided to our Named Executive Officers for 2008 is set forth in the following table:

	Proportional Mix of Compensation Elements
	Base Salary	Annual Incentives(1)	Long-Term Incentives(2)

Michael O. Johnson(3)	5%	14%	81%
Desmond Walsh	28%	25%	47%
Richard Goudis	30%	31%	39%
Brett R. Chapman	31%	31%	38%
Steve Henig	31%	20%	49%

(1)	For purposes of this table, annual incentives include only annual incentive payouts as disclosed in the “2008 Summary Compensation Table” below.

(2)	For purposes of this table, long-term incentives are comprised of equity-based compensation awards granted in 2008, the value of which is reported in the “2008 Grants of Plan-Based Awards Table” below.

(3)	For purposes of this table, Mr. Johnson’s compensation does not include a one-time cash payment made to him upon signing his employment agreement dated March 27, 2008 with Herbalife America and the Company.

Equity Award Grant Policy

In 2008, an annual grant of SARs and RSUs to the Named Executive Officers and other executives was made in February 2008 at a meeting of the Committee. It is the Company’s policy to conduct its annual grant award process at a time subsequent to the release of financial results for the preceding year. We currently operate a monthly grant approval process where awards are authorized for new hires, certain selected retention situations, and to newly promoted executives. All equity compensation awards to our Named Executive Officers and other executives are granted based on our equity grant policy, which was approved by the Committee. The policy provides that the exercise price of stock options and SARs granted to executives will be established as the closing traded stock price on the date the awards are granted.

Hedging

Company policy prohibits executives from entering into hedging transactions that would operate to lock-in the value of their equity compensation awards at specified levels.

Stock Ownership Guidelines

The Committee believes that Named Executive Officers should be shareholders and maintain significant holdings of Common Shares. Because a significant portion of each Named Executive Officer’s compensation is paid in the form of equity-based incentive compensation awards, the Committee believes this is an appropriate and beneficial policy to provide additional motivation to act in the long-term best interests of shareholders.

Pursuant to our policy, the CEO is encouraged to acquire and hold Common Shares with a market value equal to five times his base salary by 2013. The other Named Executive Officers are encouraged to acquire and hold Common Shares with a market value equal to two times their respective base salaries by 2013 or within five years of becoming a Named Executive Officer. The Committee reviews progress toward these standards annually.

Benefits and Perquisites

U.S.-based employees, including the Named Executive Officers, participate in a variety of savings, health and welfare, and paid time-off benefits typically provided by competitors for the services of the Company’s employees. Health and welfare and paid time-off benefits help ensure that Herbalife has a healthy, productive and focused workforce. Through our 401(k) savings plan, the Company helps employees save and prepare financially for retirement.

In addition, our Named Executive Officers are eligible to participate in the following executive benefits and perquisites that we offer:

•	Executive Health Benefits — We value executive health and strive to support a healthy lifestyle among our Named Executive Officers. As such we provide the following executive-level welfare benefits:

•	Executive Medical Reimbursement — We provide certain senior executives with a supplemental reimbursement program to our existing medical insurance program. These reimbursement payments can be used to pay for deductibles, co-pays, and pharmacy expenses not covered by our medical insurance plan. The maximum supplemental reimbursement under this plan is $6,000 per executive per year. We also provide our executives with a gross-up payment for all income and employment taxes incurred in connection with this benefit.

•	Executive Physical — We provide our executives with an annual health screening evaluation. We have arranged services with the Executive Health Department at UCLA, although this program allows executives to use other qualified medical practitioners for the annual health screening. The services are voluntary and confidential. We provide for a reimbursement of up to $2,000 annually for each executive under this program.

•	Executive Wellness — We provide a $2,000 annual benefit to executives for the purchase of fitness training equipment, personal training services and other reasonable products or services that support physical conditioning. We provide our executives with a gross-up payment for all income and employment taxes incurred in connection with this benefit.

•	Financial Planning — We reimburse our Named Executive Officers for financial counseling and tax preparation. This benefit is intended to encourage executives to engage knowledgeable experts to assist with personal financial and tax planning, which we believe enables executives greater focus on their Company duties. The benefit for Mr. Johnson is up to $20,000 per year; the other Named Executive Officers receive a benefit of up to $15,000 per year. We also provide our executives with a gross-up payment for all income and employment taxes incurred in connection with this benefit.

•	Personal Use of Aircraft — The board of directors approved the use of chartered aircraft for business purposes by certain corporate executives including Mr. Johnson (Herbalife does not lease or own an aircraft). Effective March 31, 2008, the Committee discontinued limited personal use of such chartered aircraft by Mr. Johnson.

•	Retirement benefits — Our Named Executive Officers participate in our tax-qualified 401(k) Plan and our Senior Executive Deferred Compensation Plan described in more detail under “— Non-Qualified Deferred Compensation Plans.” We maintain these plans for the purposes of providing a competitive benefit, allowing Named Executive Officers an opportunity to defer compensation to encourage our Named Executive Officers to save for retirement.

•	Employee Stock Purchase Plan — Our Named Executive Officers participate in our Employee Stock Purchase Plan, or the ESPP. The ESPP generally allows all employees and officers to purchase Common Shares through payroll deductions of up to 10 percent of their annual, eligible compensation up to a maximum of $25,000 per year. The price of Common Shares purchased under the ESPP is equal to 85 percent of the fair market value of the Common Shares on the specified purchase date. We maintain the ESPP for the purpose of providing eligible employees of the Company and its subsidiaries with an opportunity to participate in the Company’s success by purchasing the Common Shares though payroll deductions. Four offerings were made under the ESPP in 2008 and a total of 9,054 Common Shares were purchased by plan participants.

Employment Agreements

The current employment agreement between the Company and Mr. Johnson was entered into on March 27, 2008. In addition, each of Messrs. Goudis, Chapman and Noack, while he was employed by the Company, but not our other Named Executive Officers, was party to an employment agreement with the Company during fiscal 2008. Those agreements establish the terms and conditions for the employment relationship each executive has with the Company and specifies compensation, executive benefits, severance provisions, change in control provisions, preservation of confidential and proprietary information, non-solicitation, non-disparagement, and other conditions. In 2005, the Committee’s compensation advisor engaged in an in-depth competitive analysis of the employment agreements between Herbalife and each of Messrs. Goudis and Chapman, which formed the basis of the amended employment agreements entered into with those executives in 2006 and which were in effect during 2008.

Severance and Change in Control Arrangements

Each of Messrs. Johnson, Goudis, and Chapman is eligible for certain benefits and payments if his employment terminates for various reasons or as a result of a change in control of the Company. The Company has provided these benefits to these three Named Executive Officers to allow them to focus on the value of strategic alternatives to shareholders without concern for the impact on their continued employment, as each of their offices is at heightened risk of turnover in the event of a change in control. Separation benefits include cash payments and other benefits in an amount the Company believes is appropriate, taking into account the time it is expected to take a separated executive to find another job. Separation benefits are intended to ease the consequences to the executive of an unexpected termination of employment. The Company requires a general release with non-compete and non-solicitation provisions in connection with the individual separation agreements.

We consider it likely that it will take more time for higher-level employees to find new employment commensurate with their prior experience, and therefore senior management generally are paid severance for a longer period. Additional payments may be approved by the Committee in some circumstances as a result of negotiation with executives, especially where the Company desires particular non-disparagement, cooperation with litigation, non-competition and non-solicitation terms.

The employment agreement for each of Messrs. Johnson, Goudis, and Chapman specifically details various provisions for benefits and cash payments in the event of a separation. Generally, these agreements provide for certain benefits upon death, disability, resignation by the executive with good reason or termination by the Company without cause. Prior to his resignation on September 17, 2008, Mr. Noack was party to an employment agreement with the Company that provided him with separation benefits similar to those afforded to Messrs. Goudis and Chapman.

The equity compensation awards granted to Messrs. Johnson, Goudis and Chapman contain change in control and termination provisions. In general, these arrangements provide for benefits upon a termination of such executive’s employment in connection with a change in control, although a portion of the benefits are triggered solely upon the occurrence of a change in control of Herbalife. These arrangements are intended to preserve morale and productivity and encourage retention in the face of the disruptive impact of a change in control of the Company. Based on a competitive analysis of the severance and change in control arrangements maintained by the corporations in the Herbalife Peer Group, the Committee believes that these benefits are customary among the Herbalife Peer Group for executives in similar positions as these three executives.

Please refer to the discussion on page 27 under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards” for a more detailed discussion of our severance and change in control arrangements.

Accounting and Tax Implications

Section 162(m) of the Code

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits deductions for certain executive compensation in excess of $1,000,000 in any fiscal year. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent on stockholder approval of the compensation arrangement. We attempt to structure our compensation arrangements to achieve deductibility under Section 162(m), unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m). Thus, deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation.

Section 280G of the Code

Section 280G of the Code disallows a company’s tax deduction for what are defined as ‘excess parachute payments’ and Section 4999 of the Code imposes a 20% excise tax on any person who receives excess parachute payments in connection with a change in control. Each of Messrs. Johnson, Goudis, and Chapman, as part of their employment agreements, would be provided with tax gross-up payments in the event their change in control payments become subject to this excise tax. The Committee believes that the provision of tax gross-up protection is appropriate and necessary for executive retention and consistent with the current practices of the Herbalife Peer Group. Please refer to the discussion under “— Potential Payments upon Termination or Change in Control” for more detail on the potential gross-up payments and lost tax deductions.

Compensation Committee Report

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

Richard P. Bermingham, Chairman
Leroy T. Barnes, Jr.
Colombe M. Nicholas

Executive Officers of the Registrant

Name	Age	Position with the Company	Officer Since

Michael O. Johnson	54	Chief Executive Officer, Director, and Chairman of the Board	2003
Desmond Walsh	52	Executive Vice President, Worldwide Operations and Sales	2006
Richard Goudis	47	Chief Financial Officer	2004
Brett R. Chapman	53	General Counsel and Corporate Secretary	2003
Steve Henig	66	Chief Scientific Officer	2008

Michael O. Johnson is Chairman and Chief Executive Officer of the Company. Mr. Johnson joined the Company in April 2003 after 17 years with The Walt Disney Company, where he most recently served as President of Walt Disney International, and also served as President of Asia Pacific for The Walt Disney Company and President of Buena Vista Home Entertainment. Mr. Johnson has also previously served as a publisher of Audio Times magazine, and has directed the regional sales efforts of Warner Amex Satellite Entertainment Company for three of its television channels, including MTV, Nickelodeon and The Movie Channel. Mr. Johnson formerly served as a director of Univision Communications, Inc., a television company serving Spanish-speaking Americans and currently serves on the board of Loyola High School of Los Angeles. Mr. Johnson received his Bachelor of Arts in Political Science from Western State College.

Desmond Walsh is Executive Vice President for Worldwide Operations and Sales of the Company. Mr. Walsh joined the Company in January 2004, after serving as Senior Vice President of the commercial division of DMX Music from 2001 to 2004. Prior to DMX Music, Mr. Walsh spent five years as Vice President and General Manager of Supercomm, Inc., a subsidiary of The Walt Disney Company. Mr. Walsh also previously served in management positions at MovieQuik Systems, a division of The Southland Corporation (now 7-Eleven) and at Commtron Corporation, a leading consumer electronics and video distribution company. Mr. Walsh received his Bachelor of Laws degree from the University of London.

Richard Goudis is Chief Financial Officer of the Company. Mr. Goudis joined the Company in June 2004 after serving in several positions and ultimately as the Chief Operating Officer of Rexall Sundown, a Nasdaq 100 company that was sold to Royal Numico in 2000, from 1998 to 2001. After the sale to Royal Numico, Mr. Goudis had operations responsibility for all of Royal Numico’s U.S. investments, including General Nutrition Centers, Unicity International and Rexall Sundown. From 2002 to May 2004, Mr. Goudis was a partner at Flamingo Capital Partners, a firm he founded in 2002. Mr. Goudis also previously worked at Sunbeam Corporation and Pratt & Whitney. Mr. Goudis graduated from the University of Massachusetts with a degree in Accounting and he received his MBA from Nova Southeastern University.

Brett R. Chapman is General Counsel and Corporate Secretary of the Company. Mr. Chapman joined the Company in October 2003 after spending thirteen years at The Walt Disney Company, most recently as its Senior Vice President and Deputy General Counsel, with responsibility for all legal matters relating to Disney’s Media Networks Group, including the ABC Television Network, the company’s cable properties including The Disney Channel and ESPN, and Disney’s radio and internet businesses. Prior to working at The Walt Disney Company, Mr. Chapman was an associate at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Chapman received his Bachelor of Science and Master of Science in Business Administration from California State University, Northridge and his Juris Doctorate from Southwestern University School of Law.

Steve Henig, Ph.D. is Chief Scientific Officer of the Company. Mr. Henig joined the Company in July 2005 after spending six years at Ocean Spray Cranberries, Inc. as Senior Vice President, Technology and Innovation with responsibility for the company’s new products program and medical research program. Prior to working at Ocean Spray Cranberries, Inc. Mr. Henig served as Senior Vice President, Technology and Marketing Services at Con Agra’s Grocery products. Mr. Henig holds a Ph.D. in food science from Rutgers University, a M.S. in food and biotechnology and a B.S. in chemical engineering from Technion-Israel Institute of Technology.

2008 Summary Compensation Table

The following table sets forth the total compensation for the fiscal years ended December 31, 2008, 2007 and 2006, of the Company’s Chairman and Chief Executive Officer, Chief Financial Officer, each of the three other most highly compensated executive officers and one additional individual for whom disclosure would have been provided as one of the three most highly compensated executive officers but for the fact that he was not serving as an executive officer at the end of fiscal 2008. These individuals, including the Chairman and Chief Executive Officer and Chief Financial Officer are collectively referred to in this Proxy Statement as the Named Executive Officers.

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)(3)	($)

Michael O. Johnson	2008	1,173,847	1,500,000	2,084,463	3,857,175	3,600,000	332,757	12,548,242
Chairman and Chief	2007	1,100,002	—	327,228	1,445,134	2,200,000	417,248	5,489,612
Executive Officer	2006	1,100,002	—	124,520	847,084	2,200,000	284,115	4,555,721
Desmond Walsh	2008	517,885	—	149,957	294,596	450,000	63,386	1,475,824
Executive Vice President, Worldwide Operations and Sales
Brett R. Chapman	2008	550,000	—	235,861	450,206	543,840	30,793	1,810,700
General Counsel and	2007	517,308	—	109,849	437,796	522,500	40,040	1,627,493
Corporate Secretary	2006	524,625	—	36,374	380,627	475,000	30,717	1,447,343
Richard Goudis	2008	588,606	—	431,686	466,036	599,583	78,581	2,164,492
Chief Financial Officer	2007	543,173	—	252,079	440,012	548,625	93,741	1,877,630
	2006	540,385	—	61,184	380,177	498,750	55,216	1,535,712
Steve Henig	2008	400,000	—	243,262	439,704	260,000	55,828	1,398,794
Chief Scientific Officer
Paul Noack(4)	2008	499,815	—	97,820	186,075	—	1,213,269	1,996,979
Former Managing	2007	455,769	—	298,379	713,410	427,500	55,404	1,950,462
Director, Asia Pacific Region	2006	441,923	—	186,777	451,612	426,000	36,642	1,542,954

(1)	Amounts represent the dollar expense recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123R, “Share Based Payments.” Amounts disregard the estimate of forfeitures related to service-based vesting conditions. See note 9 of the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of equity awards.

(2)	Bonus amounts determined as more specifically discussed under ‘‘— Compensation Discussion and Analysis — Annual Incentive Awards — Targets and Determination.”

(3)	Individual breakdowns of amounts set forth in “All Other Compensation” for 2008 are as follows:

	Deferred	Personal Use of
	Compensation	Company			Total All
	Plan Matching	Paid Private	Executive	Other	Other
	Contributions	Aircraft	Medical Plans	Benefits(A)	Compensation
Name	$	$	$	$	$

Michael O. Johnson	35,192	228,960	20,614	47,991	332,757
Desmond Walsh	15,537	—	11,300	36,549	63,386
Brett R. Chapman	—	—	20,614	10,179	30,793
Richard Goudis	16,992	—	20,614	40,975	78,581
Steve Henig	12,000	—	12,671	31,157	55,828
Paul Noack	12,084	—	14,255	1,186,930	1,213,269

(A)	“Other Benefits” includes Company contributions with respect to each Named Executive Officer under the Company’s Executive Long-Term Disability Plan, Executive Life Insurance Plan and 401(k) Tax-Sheltered Savings

Plan. Amounts also include financial advisory services for Messrs. Johnson, Walsh, Goudis and Henig amounting to $39,871, $26,452, $29,874 and $23,005, respectively, and severance for Mr. Noack of $1,164,566.

(4)	Mr. Noack left the Company on September 17, 2008. His “All Other Compensation” includes severance. The calculation of his “Stock Awards” include the forfeiture of 25,923 RSUs on his departure. The calculation of his “Option Awards” include the forfeiture of 35,166 options and 142,616 SARs on his departure.

2008 Grants of Plan-Based Awards

The following table sets forth all grants of plan-based awards made to the Named Executive Officers during the fiscal year ended December 31, 2008. For further discussion regarding the grants see ‘‘— Compensation Discussion and Analysis — Annual Incentive Awards — Long Term Incentive Awards.”

					Estimated		All Other	All Other
					Future		Stock	Option
					Payments		Awards:	Awards:	Exercise	Grant Date
					Under Equity		Number of	Number of	or Base	Fair Value
		Estimated Future Payouts Under Non-			Incentive		Shares of	Securities	Price of	of Stock and
		Equity Incentive Plan Awards			Plan Awards		Stock or	Underlying	Option	Stock Option
	Grant	Threshold	Target	Maximum	Target		Units	Options	Awards	Awards(2)
Name	Date(1)	($)	($)	($)	(#)		(#)	(#)	($/sh)	($)

Michael O. Johnson		1,800,000	1,800,000	3,600,000
	2/28/2008							120,000	$43.13	1,764,000
	3/27/2008				363,670	(3)			$48.64	5,560,514
	3/27/2008				396,120	(3)			$48.64	5,525,874
	2/28/2008						43,033			1,856,013
	3/27/2008						130,480			6,346,547
Desmond Walsh		287,500	287,500	578,163
	2/28/2008							15,000	$43.13	220,500
	6/30/2008							15,000	$38.75	206,850
	2/28/2008						5,379			231,996
	6/30/2008						5,380			208,475
Brett R. Chapman		275,000	275,000	553,025
	2/28/2008							22,195	$43.13	326,267
	2/28/2008						7,959			343,272
Richard Goudis		303,188	303,188	609,710
	2/28/2008							22,195	$43.13	326,267
	8/4/2008							6,000	$43.83	95,280
	2/28/2008						7,959			343,272
Steve Henig		200,000	200,000	402,200
	2/28/2008							20,906	$43.13	307,318
	2/28/2008						7,497			323,346
Paul Noack		—	—	—
	2/28/2008							14,500	$43.13	213,150
	2/28/2008						5,200			224,276

(1)	All grants reflected in this table were made from the Herbalife Ltd. 2005 Stock Incentive Plan.

(2)	Computed by measuring the fair value of the award on the grant date pursuant to the provisions of SFAS 123R, “Share Based Payments.” See note 9 of the notes to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions underlying valuation of the equity awards.

(3)	The SARs granted to Mr. Johnson in connection with the execution of his amended and restated employment agreement, or the 2008 SARs, vest on March 27, 2012, provided that, during the four years following their grant date, (i) as to 363,670 SARs, the Company’s share price closed for thirty consecutive trading days at a price equal to or greater than $67.33, and (ii) as to 396,120 SARs, the Company’s share price closed for thirty consecutive trading days at a price equal to or greater than $80.43. As of December 31, 2008 these market conditions had not been met.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

We have entered into employment agreements and award agreements with respect to grants made under the 2005 Plan with each of Messrs. Johnson, Chapman and Goudis, certain terms of which are summarized below. The Company was also party to an employment agreement and award agreements with Mr. Noack prior to his departure. A more detailed description of payments that would be due to the Named Executive Officers in connection with certain terminations or a change in control of the Company is set forth under “— Potential Payments Upon Termination or Change in Control.”

Michael O. Johnson.  The Company and one of our subsidiaries, Herbalife International of America, Inc., or Herbalife America, entered into an executive employment agreement with Mr. Johnson effective as of March 27, 2008, or the Johnson Employment Agreement, pursuant to which he serves as the Company’s Chairman and Chief Executive Officer.

Pursuant to the Johnson Employment Agreement, Mr. Johnson currently receives an annual salary of $1,200,000. Mr. Johnson is also eligible to receive an annual cash bonus in an amount based on targets that are established annually by the Board of Directors. In addition to his salary and bonus, Mr. Johnson is also entitled to participate in or receive benefits under each benefit plan or arrangement made available to the Company’s senior executives on terms no less favorable than those generally applicable to senior executives of Herbalife America. Mr. Johnson received a signing bonus of $1,500,000 in connection with the execution of the Johnson Employment Agreement. In consideration for entering into the Johnson Employment Agreement, Mr. Johnson received a grant of 130,480 RSUs (the “2008 RSUs”) and 759,790 SARs (the “2008 SARs”). Thirty percent of the 2008 RSUs vest on March 27 of each of 2009, 2010 and 2011, with the remaining 10% vesting on March 27, 2012. The 2008 SARs vest on March 27, 2012, provided that, during the four years following their grant date, (i) as to 363,670 SARs, the Company’s share price closed for thirty consecutive trading days at a price equal to or greater than $67.33, and (ii) as to 396,120 SARs, the Company’s share price closed for thirty consecutive trading days at a price equal to or greater than $80.43.

Brett R. Chapman.  We have also entered into an executive employment agreement with Mr. Chapman, or the Chapman Employment Agreement, effective on October 10, 2006, through our subsidiary Herbalife America. Pursuant to the Chapman Employment Agreement, Mr. Chapman serves as Herbalife America’s General Counsel and Corporate Secretary. The base salary for Mr. Chapman, effective August 20, 2007, is $550,000. Should the Company adopt an across-the-board reduction in salaries for senior executives and its Chief Executive Officer, then Mr. Chapman’s salary shall be reduced by a percentage equal to the smallest percentage reduction imposed on any senior executive or the Chief Executive Officer, but in no case shall such reduction exceed ten percent.

Mr. Chapman is entitled to participate in the Company’s employee benefit plans and arrangements made available to the Company’s most senior executives, including the Chief Operating Officer but excluding the Chief Executive Officer, as well as the Company’s long-term incentive plan for senior executives, including the Chief Operating Officer but excluding the Chief Executive Officer. Pursuant to the Chapman Employment Agreement, should the Company achieve certain targets established by the compensation committee, Mr. Chapman shall be entitled to a target bonus of no less than 50% of his annual salary for the year in question.

Richard Goudis.  We have also entered into an executive employment agreement with Mr. Goudis, or the Goudis Employment Agreement, effective on October 24, 2006, through our subsidiary Herbalife America. Pursuant to the Goudis Employment Agreement, Mr. Goudis serves as Herbalife America’s Chief Financial Officer. The base salary for Mr. Goudis, effective August 4, 2008, is $606,375. Should the Company adopt an across-the-board reduction in salaries for senior executives and its Chief Executive Officer, then Mr. Goudis’ salary shall be reduced by a percentage equal to the smallest percentage reduction imposed on any senior executive or the Chief Executive Officer, but in no case shall such reduction exceed ten percent.

Mr. Goudis is entitled to participate in the Company’s employee benefit plans and arrangements made available to the Company’s most senior executives, including the Chief Operating Officer but excluding the Chief Executive Officer, as well as the Company’s long-term incentive plan for senior executives, including the Chief Operating Officer but excluding the Chief Executive Officer. Pursuant to the Goudis Employment Agreement,

should the Company achieve certain targets established by the compensation committee of the Board of Directors, Mr. Goudis shall be entitled to a target bonus of no less than 50% of his annual salary for the year in question.

Paul Noack.  We were party to an executive employment agreement with Mr. Noack, or the Noack Employment Agreement, effective on December 18, 2007, through our subsidiary Herbalife America. Pursuant to the Noack Employment Agreement, until his departure from the Company on September 17, 2008, Mr. Noack served as Herbalife America’s Managing Director, Asia-Pacific Region. The base salary for Mr. Noack, effective December 18, 2007 and through his departure, was $550,000. Mr. Noack was also entitled to participate in the Company’s employee benefit plans and arrangements made available to the Company’s most senior executives, as well as the Company’s long-term incentive plan for senior executives.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table sets forth equity awards of the Named Executive Officers outstanding as of December 31, 2008.

	Options Awards					Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan Awards:
									Plan	Market or
									Awards:	Payout
									Number of	Value of
	Number of	Number of						Market Value	Unearned	Unearned
	Securities	Securities				Number of Shares		of Shares	Shares,	Shares,
	Underlying	Underlying				or Units of		or Units of	Units or	Units or
	Unexercised	Unexercised	Option			Stock That		Stock That	Other Rights	Other Rights
	Options(1)	Options(1)	Exercise	Option		Have Not		Have Not	That Have	That Have
	(#)	(#)	Price	Expiration		Vested		Vested(2)	Not Vested	Not Vested
Name	Exercisable	Unexercisable	($)	Date(1)		(#)		($)	(#)	($)

Michael O. Johnson	141,185	—	$3.52	4/3/2013	(3)	192,313	(6)	4,169,346
	591,185	—	$10.56	4/3/2013	(3)
	591,185	—	$17.60	4/3/2013	(3)
	591,185	—	$24.64	4/3/2013	(3)
	333,334	166,666	$15.50	12/1/2014	(3)
									363,670(5)	—
									396,120(5)	—
	93,750	31,250	$15.00	4/27/2015	(3)
	84,000	56,000	$32.79	3/23/2016	(3)
	29,000	116,000	$40.25	5/29/2017	(4)
	—	120,000	$43.13	2/28/2018	(4)
Desmond Walsh	22,500	—	$8.02	4/3/2014	(3)	13,196	(7)	286,089
	1,000	—	$13.00	9/1/2014	(3)
	12,000	1,500	$14.00	9/1/2014	(3)
	12,000	1,500	$14.00	9/1/2014	(3)
	13,500	1,500	$17.00	9/1/2014	(3)
	13,500	1,500	$21.00	9/1/2014	(3)
	13,500	1,500	$25.00	9/1/2014	(3)
	41,667	20,833	$15.50	12/1/2014	(3)
	18,750	6,250	$15.00	4/27/2015	(3)
	10,500	7,000	$32.79	3/23/2016	(3)
	3,224	12,894	$40.25	5/29/2017	(4)
	—	15,000	$43.13	2/28/2018	(4)
	—	15,000	$38.75	6/30/2018	(4)
Brett R. Chapman	15,000	—	$5.00	10/6/2013	(3)	12,016	(8)	260,507
	4,375	—	$7.00	10/6/2013	(3)
	4,375	—	$11.00	10/6/2013	(3)
	4,375	—	$17.00	10/6/2013	(3)
	4,375	—	$23.00	10/6/2013	(3)
	3,750	1,500	$14.00	9/1/2014	(3)
	3,750	1,500	$14.00	9/1/2014	(3)
	3,750	1,500	$17.00	9/1/2014	(3)
	3,750	1,500	$21.00	9/1/2014	(3)
	3,750	1,500	$25.00	9/1/2014	(3)
	45,833	45,833	$15.50	12/1/2014	(3)
	18,750	18,750	$15.00	4/27/2015	(3)
	18,900	12,600	$32.79	3/23/2016	(3)
	5,217	20,866	$40.25	5/29/2017	(4)
	—	22,195	$43.13	2/28/2018	(4)
Richard Goudis	8,000	2,000	$8.02	6/14/2014	(3)	12,016	(9)	260,507
	8,000	2,000	$12.00	6/14/2014	(3)
	8,000	2,000	$16.00	6/14/2014	(3)
	8,000	2,000	$20.00	6/14/2014	(3)
	8,000	2,000	$24.00	6/14/2014	(3)
	750	—	$9.00	9/1/2014	(3)
	750	—	$13.00	9/1/2014	(3)
	6,000	750	$14.00	9/1/2014	(3)
	6,000	750	$14.00	9/1/2014	(3)
	6,750	750	$17.00	9/1/2014	(3)
	6,750	750	$21.00	9/1/2014	(3)
	6,750	750	$25.00	9/1/2014	(3)
	50,000	50,000	$15.50	12/1/2014	(3)
	56,250	18,750	$15.00	4/27/2015	(3)
	18,900	12,600	$32.79	3/23/2016	(3)
	5,217	20,866	$40.25	5/29/2017	(4)
	—	22,195	$43.13	2/28/2018	(4)
	—	6,000	$43.83	8/4/2018	(4)
Steve Henig	15,000	30,000	$23.40	7/18/2015	(3)	13,221	(10)	286,624
	18,900	12,600	$32.79	3/23/2016	(3)
	2,250	2,750	$38.96	11/30/2016	(3)
	5,217	20,866	$40.25	5/29/2017	(4)
	—	20,906	$43.13	2/28/2018	(4)

(1)	All options were granted on the date that is ten years before their respective expiration dates set forth in the table.

(2)	Market value based on the closing price of a Common Share on the NYSE on December 31, 2008 of $21.68.

(3)	Options vest quarterly in 20 equal installments beginning on the date that is three months from the grant date.

(4)	Options vest annually, 20% on the first anniversary, 20% on the second anniversary and 60% on the third anniversary of the grant date.

(5)	The 2008 SARs vest on March 27, 2012, provided that, during the four years following their grant date, (i) as to 363,670 SARs, the Company’s share price closed for thirty consecutive trading days at a price equal to or greater than $67.33, and (ii) as to 396,120 SARs, the Company’s share price closed for thirty consecutive trading days at a price equal to or greater than $80.43. The exercise price of the 2008 SARs is $48.64 and they expire on March 27, 2015. As of December 31, 2008 these market conditions had not been met.

(6)	Consists of (i) 5,000 RSUs granted on March 23, 2006 that vest on March 23, 2009, (ii) 13,800 RSUs granted on May 29, 2007, of which 6,900 RSUs vest on May 29, 2009 and 6,900 RSUs vest on May 29, 2010, (iii) 43,033 RSUs granted on February 28, 2008 that vest in equal installments on the first, second and third anniversary of the grant date and (iv) 130,480 RSUs granted on March 27, 2008, of which 30% will vest on the first, second and third anniversaries of the grant date, and the remaining 10% will vest on the fourth anniversary of the grant date.

(7)	Consists of (i) 625 RSUs granted on March 23, 2006 that vest on March 23, 2009, (ii) 1,812 RSUs granted on May 29, 2007, of which 906 RSUs vest on May 29, 2009 and 906 RSUs vest on May 29, 2010, (iii) 5,379 RSUs granted on February 28, 2008 that vest in equal installments on the first, second and third anniversaries of the grant date and (iv) 5,380 RSUs granted on June 30, 2008 that vest in equal installments on the first, second and third anniversaries of the grant date.

(8)	Consists of (i) 1,125 RSUs granted on March 23, 2006 that vest on March 23, 2009, (ii) 2,932 RSUs granted on May 29, 2007, of which 1,466 RSUs vest on May 29, 2009 and 1,466 RSUs vest on May 29, 2010 and (iii) 7,959 RSUs granted on February 28, 2008 that vest in equal installments on the first, second and third anniversaries of the grant date.

(9)	Consists of (i)1,125 RSUs granted on March 23, 2006 that vest on March 23, 2009, (ii) 2,932 RSUs granted on May 29, 2007, of which 1,466 RSUs vest on May 29, 2009 and 1,466 RSUs vest on May 29, 2010 and (iii) 7,959 RSUs granted on February 28, 2008 that vest in equal installments on the first, second and third anniversaries of the grant date.

(10)	Consists of (i) 1,125 RSUs granted on March 23, 2006 that vest on March 23, 2009, (ii) 1,667 RSUs granted on November 30, 2006 that vest on November 30, 2009, (iii) 2,932 RSUs granted on May 29, 2007, of which 1,466 RSUs vest on May 29, 2009 and 1,466 RSUs vest on May 29, 2010 and (iv) 7,497 RSUs granted on February 28, 2008 that vest in equal installments on the first, second and third anniversaries of the grant date.

2008 Option Exercises and Stock Vested

The following table sets forth information with respect to Common Shares acquired upon the exercise of stock options and the vesting of stock awards of the Named Executives Officers during the fiscal year ended December 31, 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)

Michael O. Johnson	150,000	5,966,754	11,900	506,497
Desmond Walsh	—	—	1,531	64,993
Brett R. Chapman	156,084	4,526,968	3,591	149,370
Richard Goudis	200,000	6,394,980	7,591	304,370
Steve Henig	15,000	399,450	4,258	140,254
Paul Noack	93,834	1,070,862	9,258	416,902

2008 Non-Qualified Deferred Compensation Table

The following table sets forth all non-qualified deferred compensation of the Named Executive Officers for the fiscal year ended December 31, 2008 pursuant to the Herbalife International of America, Inc. Senior Executive Deferred Compensation Plan.

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions	Earnings in	Withdrawals/	Balance at Last
	Last FY	in Last FY	Last FY	Distributions	FYE
Name	($)(1)	($)(2)	($)	($)	($)

Michael O. Johnson	35,192	35,192	19,274	—	586,817
Desmond Walsh	199,953	15,537	(174,818)	—	280,018
Brett R. Chapman	—	—	—	—	—
Richard R. Goudis	29,430	16,992	(31,111)	—	85,906
Steve Henig	12,000	12,000	1,560	—	69,362
Paul Noack	80,385	12,084	(79,588)	(229,121)	181,703

(1)	All amounts are also reported as compensation in “Salary” in the “2008 Summary Compensation Table,” except for a portion of Mr. Walsh’s contribution which was related to his 2007 bonus paid in 2008.

(2)	All amounts are also reported as compensation in “All Other Compensation — Deferred Compensation Plan Matching Contributions” in the “2008 Summary Compensation Table.”

Non-Qualified Deferred Compensation Plans.  We maintain the Herbalife Senior Executive Deferred Compensation Plan, effective January 1, 1996, or the Senior Executive Plan, which is applicable to eligible employees at the rank of Senior Vice President and higher. The Senior Executive Plan was amended and restated effective January 1, 2001.

The Senior Executive Plan is unfunded and benefits are paid from the Company’s general assets, except that the Company has contributed amounts to a “rabbi trust” whose assets will be used to pay benefits if we remain solvent, but can be reached by our creditors if we become insolvent. The Senior Executive Plan allows eligible employees, who are selected by the administrative committee that manages and administers the plan, or the Deferred Compensation Committee, to elect annually to defer up to 50% of their annual base salary and up to 100% of their annual bonus for each calendar year, or the Annual Deferral Amount. We make matching contributions, or Matching Contributions, on behalf of each participant in the Senior Executive Plan, which Matching Contributions are 100% vested at all times.

Effective January 1, 2002, the Senior Executive Plan was amended to provide that the amount of the Matching Contributions is to be determined by us in our discretion. Effective January 1, 2003, the Matching Contribution was set to 3% of a participant’s annual base salary and has remained 3% through 2008.

Each participant in the Senior Executive Plan may determine how his or her Annual Deferral Amount and Matching Contributions, if any, will be deemed to be invested by choosing among several investment funds or indices designated by the Deferred Compensation Committee. The Senior Executive Plan, however, does not require us to actually acquire or hold any investment fund or other assets to fund the Senior Executive Plan. The entire interest of each participant in the Senior Executive Plan is always fully vested and non-forfeitable.

In connection with a participant’s election to defer an Annual Deferral Amount, the participant may also elect to receive a short-term payout, equal to the Annual Deferral Amount and the Matching Contributions, if any, attributable thereto plus earnings, and shall be payable two or more years from the first day of the year in which the Annual Deferral Amount is actually deferred. As of January 2004, the Senior Executive Plan was amended to allow for deferral of the short-term payout date if the deferral is made within the time period specified therein. Subject to the short-term payout provision and specified exceptions for unforeseeable financial emergencies, a participant may not withdraw, without incurring a ten percent (10%) withdrawal penalty, all or any portion of his or her account under the Senior Executive Plan prior to the date that such participant either (1) is determined by the Deferred Compensation Committee to have incurred permanent and total disability or (2) dies or otherwise terminates employment.

Potential Payments Upon Termination or Change in Control

The information below describes certain compensation that would have become payable under existing plans and contractual arrangements assuming a termination of employment and/or change in control had occurred on December 31, 2008 based upon the closing price of a Common Share on the NYSE on December 31, 2008 of $21.68, given the Named Executive Officers’ compensation and service levels as of such date. In addition to the benefits described below, upon any termination of employment, each of the Named Executive Officers would also be entitled to the amount shown in the column labeled “Aggregate Balance at Last FYE” in the “2008 Non-Qualified Deferred Compensation” table.

As of December 31, 2008, the Company had entered into employment agreements with each of Messrs. Johnson, Chapman and Goudis, as described in more detail below. In addition to the employment agreements with Messrs. Johnson, Chapman and Goudis, the Company has also entered into award agreements governing the equity-based compensation awards (including stock options, SARs and RSUs) granted to each of Messrs. Johnson, Chapman and Goudis. Other than the payments pursuant to the Senior Executive Plan, referenced above, as well payments that may be available to all employees generally, Messrs. Walsh and Henig are not entitled to payments upon a termination or change in control.

Michael O. Johnson

Pursuant to the Johnson Employment Agreement, upon termination of Mr. Johnson’s employment by Herbalife America for Cause, or by Mr. Johnson without Good Reason, Mr. Johnson would be entitled to his then current accrued and unpaid base salary through the effective date of termination as well as 100% of any accrued and unpaid bonus for any years preceding the year of termination, but, not for the year of termination. Mr. Johnson would also be entitled to any rights that may exist in his favor to payment of any amount under any employee benefit plan or arrangement of Herbalife America, other than those set forth in the Johnson Employment Agreement, in accordance with the terms and conditions of any such employee benefit plan or arrangement. In the event of a termination by Herbalife America for Cause, or by Mr. Johnson without Good Reason prior to March 27, 2010, Mr. Johnson would be required to return half of his signing bonus, net of taxes, to Herbalife America.

If Mr. Johnson dies or if his employment is terminated as a result of his disability, in addition to his accrued benefits, he will be entitled to receive a pro rata bonus payment for the year of termination based on the Company’s actual results for the entire year. In addition, following a termination of employment by reason of Mr. Johnson’s death or disability, Mr. Johnson and/or his spouse will be eligible to receive retiree medical benefits until the age of 65 without regard as to whether Mr. Johnson was employed by the Company for at least four years following the effective date of the Johnson Employment Agreement.

Upon termination of Mr. Johnson’s employment by Herbalife America without Cause, or by Mr. Johnson for Good Reason, in addition to the benefits described in the preceding paragraph, Mr. Johnson would also be entitled to an additional amount equal to two times the sum of his then-current salary and “bonus level” (defined as two times his then-current salary), which in total would be currently equal to $7,200,000, payable in a lump sum due within 60 days of termination. If the effective date of such termination without Cause or resignation for Good Reason occurs during a “trading blackout” or “quiet period” with respect to the Company’s Common Shares or if the Company determines, upon the advice of legal counsel, that Mr. Johnson may not trade in the Company’s Common Shares on the effective date of such termination due to his possession of material non-public information, and in each case the restriction or prohibition continues for a period of at least twenty consecutive calendar days, Mr. Johnson will be paid an additional lump sum amount equal to $250,000. Mr. Johnson will also be eligible to receive outplacement services for up to six months paid for by the Company in an amount not to exceed $20,000.

Upon the occurrence of a Change of Control, 50% of all unvested stock options, SARs and RSUs granted to Mr. Johnson (other than the 2008 RSUs and 2008 SARs) shall immediately vest; however, the compensation committee of the Board of Directors may, in its sole discretion, accelerate the vesting of additional stock options, SARs and RSUs upon the occurrence of a Change of Control. Should Mr. Johnson’s employment be terminated for any reason other than for Cause or resignation without Good Reason within the 90-day period preceding a Change of Control or at any time after a Change of Control, then all of his unvested stock options, SARs and RSUs (other than the 2008 RSUs and 2008 SARs) shall vest as of the effective date of the termination. If Mr. Johnson’s employment is terminated as a result of his death or disability, all unvested stock options, SARs and RSUs (other than the 2008 RSUs and 2008 SARs) will vest as of the date of such termination. Except as set forth above, all unvested stock options, SARs and RSUs (other than the 2008 RSUs and 2008 SARs) shall be forfeited upon the termination of Mr. Johnson’s employment with the Company.

The 2008 SARs are subject to full vesting acceleration upon the occurrence prior to March 27, 2012 of a Change of Control or a termination of Mr. Johnson’s employment by the Company without Cause, by Mr. Johnson for Good Reason or as a result of Mr. Johnson’s death or disability, in each case, subject to the achievement by the Company prior to such event (or, with respect to a Change of Control, as a result of such event) of an alternate price performance target. For 363,670 of the 2008 SARs, this alternate price performance target will be achieved if the Company’s share price exceeds $55.64 for a period of 30 consecutive trading days. For 396,120 of the 2008 SARs, this alternate price performance target will be achieved if the closing Company’s share price exceeds $60.82 for a period of 30 consecutive trading days.

The 2008 RSUs are subject to full vesting acceleration upon the occurrence of a “change in control” (as defined in Section 409A of the Code), as well as upon the termination of Mr. Johnson’s employment due to his death or disability. The 2008 RSUs are subject to partial vesting upon Mr. Johnson’s termination by the Company without Cause or by Mr. Johnson for Good Reason, as follows: (i) the portion of the unvested RSUs that would have become vested on the next vesting date following termination will vest, pro rata, based upon the number of months Mr. Johnson was employed between the last vesting date (or the grant date, as applicable) and the next vesting date; (ii) if the termination date is on or prior to the second anniversary of the grant date, an additional number of unvested RSUs will vest equal to 50% of the then-remaining unvested RSUs (determined after applying clause (i)); (iii) if the termination date is after the second anniversary of the grant date but on or prior to the third anniversary of the grant date, an additional number of unvested RSUs will vest equal to 75% of the then-remaining unvested RSUs (determined after applying clause (i)); and (iv) if the termination date is after the third anniversary of the grant date, all of the unvested RSUs shall vest.

In the event that Mr. Johnson becomes entitled to payments and/or benefits under the Johnson Employment Agreement that are subject to excise tax pursuant to Section 4999 of the Code, the Company shall pay Mr. Johnson additional amounts so as to bear the full burden of that excise tax. In addition, if Mr. Johnson remains employed by the Company for at least four years following the effective date of the Johnson Employment Agreement, following his subsequent termination of employment for any reason other than for Cause, Mr. Johnson and his spouse will be entitled to continued medical benefits under a Company-provided medical plan until they reach age 65.

Brett R. Chapman

Pursuant to the Chapman Employment Agreement, if Mr. Chapman is terminated by the Company without Cause or resigns for Good Reason, he is entitled to be paid a lump sum amount equal to two times his then-current annual salary, currently equal to $1,100,000, in addition to all other accrued but unpaid entitlements. The Company will also provide Mr. Chapman with outplacement services for up to six months by a provider selected and paid for by the Company in an amount not to exceed $20,000. In the event that Mr. Chapman is qualified for and elects COBRA coverage under the Company’s health plans after a termination without Cause or a resignation for Good Reason, the Company will continue to pay its share of the cost of premiums under such plans until Mr. Chapman is reemployed, or for a period of two years, whichever occurs first. If Mr. Chapman is terminated by the Company without Cause, resigns for Good Reason, or retires, dies, or resigns as a result of a disability, he will be entitled to receive a pro rata bonus payment, at such time bonuses are paid to the Company’s other senior executives, based on the number of months worked in the applicable year. As a precondition to the Company’s obligation to pay the amounts described above, Mr. Chapman must execute a general release of claims. If the effective date of a termination without Cause or resignation for Good Reason occurs during a “trading blackout” or “quiet period” with respect to Common Shares or if the Company determines, upon the advice of legal counsel, that Mr. Chapman may not trade in Common Shares on the effective date of such termination due to his possession of material non-public information, and in each case the restriction or prohibition continues for a period of at least twenty consecutive calendar days, Mr. Chapman will be paid an additional lump sum amount equal to $100,000.

Upon the occurrence of a Change of Control, 50% of all unvested stock options, SARs and RSUs granted to Mr. Chapman shall immediately vest; however, the compensation committee of the Board of Directors may, in its sole discretion, accelerate the vesting of additional stock options, SARs and RSUs upon the occurrence of a Change of Control. Should Mr. Chapman’s employment be terminated for any reason other than for Cause or resignation without Good Reason within the 90-day period preceding a Change of Control or at any time after a Change of Control, then all of his unvested stock options, SARs and RSUs shall vest as of the effective date of the termination. Except as set forth in the immediately preceding sentence, should Mr. Chapman’s employment be terminated for any reason other than for Cause or resignation without Good Reason and at the time of such termination Mr. Michael O. Johnson is no longer serving as the Company’s Chief Executive Officer, then 50% of Mr. Chapman’s unvested stock options, SARs and RSUs shall vest immediately prior to such termination. If Mr. Chapman’s employment is terminated as a result of his death or disability, all unvested stock options, SARs and RSUs will vest as of the date of such termination. Except as set forth above, all unvested stock options, stock appreciation rights and stock units shall be forfeited upon the termination of Mr. Chapman’s employment with the Company.

In the event that Mr. Chapman becomes entitled to payments and/or benefits under the Chapman Employment Agreement that are subject to excise tax pursuant to Section 4999 of the Code, the Company shall pay Mr. Chapman additional amounts so as to bear the full burden of that excise tax.

Richard Goudis

Pursuant to the Goudis Employment Agreement, if Mr. Goudis is terminated by the Company without Cause or resigns for Good Reason, he is entitled to be paid a lump sum amount equal to two times his then-current annual salary, currently equal to $1,212,750, in addition to all other accrued but unpaid entitlements. The Company will also provide Mr. Goudis with outplacement services for up to six months by a provider selected and paid for by the Company in an amount not to exceed $20,000. In the event that Mr. Goudis is qualified for and elects COBRA coverage under the Company’s health plans after a termination without Cause or a resignation for Good Reason, the Company will continue to pay its share of the cost of premiums under such plans until Mr. Goudis is reemployed, or for a period of two years, whichever occurs first. If Mr. Goudis is terminated by the Company without Cause, resigns for Good Reason, or retires, dies, or resigns as a result of a disability, he will be entitled to receive a pro rata bonus payment, at such time bonuses are paid to the Company’s other senior executives, based on the number of months worked in the applicable year. As a precondition to the Company’s obligation to pay the amounts described above, Mr. Goudis must execute a general release of claims. If the effective date of such termination without Cause or resignation for Good Reason occurs during a “trading blackout” or “quiet period” with respect to Common Shares or if the Company determines, upon the advice of legal counsel, that Mr. Goudis may not trade in Common Shares on the effective date of such termination due to his possession of material non-public information, and in each case the restriction or prohibition continues for a period of at least twenty consecutive calendar days, Mr. Goudis will be paid an additional lump sum amount equal to $125,000.

Upon the occurrence of a Change of Control, 50% of all unvested stock options, SARs and RSUs granted to Mr. Goudis shall immediately vest; however, the compensation committee of the Board of Directors may, in its sole discretion, accelerate the vesting of additional stock options, SARs and RSUs upon the occurrence of a Change of Control. Should Mr. Goudis’ employment be terminated for any reason other than for Cause or resignation without Good Reason within the 90-day period preceding a Change of Control or at any time after a Change of Control, then all of his unvested stock options, SARs and RSUs shall vest as of the effective date of the termination. Except as set forth in the immediately preceding sentence, should Mr. Goudis’s employment be terminated for any reason other than for Cause or resignation without Good Reason and at the time of such termination Mr. Michael O. Johnson is no longer serving as the Company’s Chief Executive Officer, then 50% of Mr. Goudis’s unvested stock options, SARs and RSUs shall vest immediately prior to such termination. If Mr. Goudis’s employment is terminated as a result of his death or disability, all unvested stock options, SARs and RSUs will vest as of the date of such termination. Except as set forth above, all unvested stock options, SARs and RSUs shall be forfeited upon the termination of Mr. Goudis’s employment with the Company.

In the event that Mr. Goudis becomes entitled to payments and/or benefits under the Goudis Employment Agreement that are subject to excise tax pursuant to Section 4999 of the Code, the Company shall pay Mr. Goudis additional amounts so as to bear the full burden of that excise tax.

Definitions

For the purposes of the Johnson Employment Agreement, the following terms have the following definitions:

•	The Company shall have “Cause” to terminate Mr. Johnson in the event of any of the following circumstances: (i) Mr. Johnson’s conviction of a felony or entering a plea of guilty or nolo contendere to any crime constituting a felony (other than a traffic violation or by reason of vicarious liability); (ii) Mr. Johnson’s substantial and repeated failure to attempt to perform his lawful duties as contemplated in the Johnson Employment Agreement, except during periods of physical or mental incapacity; (iii) Mr. Johnson’s gross negligence or willful misconduct with respect to any material aspect of the business of the Company or any of its affiliates, which negligence or misconduct has a material and demonstrable adverse effect on the Company; or (iv) any material breach of the Johnson Employment Agreement or any material breach of any other written agreement between Mr. Johnson and the Company’s affiliates governing his equity compensation arrangements (i.e., any agreement with respect to Mr. Johnson’s stock and/or stock options of any of the Company’s affiliates); provided, however, that Mr. Johnson shall not be deemed to have been terminated for Cause in the case of clauses (ii), (iii) or (iv) above, unless any such breach is not fully corrected prior to the expiration of the thirty (30) calendar day period following delivery to Mr. Johnson of the Company’s written notice of its intention to terminate his employment for Cause describing the basis therefore in reasonable detail.

•	Mr. Johnson will be deemed to have a “Good Reason” to terminate his employment if, without Mr. Johnson’s consent, any of the following circumstances occur, unless such circumstances are fully corrected prior to the expiration of the thirty (30) calendar day period following delivery to the Company of Mr. Johnson’s notice of intention to terminate his employment for Good Reason describing such circumstances in reasonable detail: (i) an adverse change in Mr. Johnson’s title as CEO of Herbalife America or the Company, Mr. Johnson’s involuntary removal from the Board, or failure of Mr. Johnson to be elected to the Board at any time during the term of the Johnson Employment Agreement; (ii) a substantial diminution in Mr. Johnson’s duties, responsibilities or authority for the Company, taken as a whole (except during periods when Mr. Johnson is unable to perform all or substantially all of his duties or responsibilities as a result of his illness (either physical or mental) or other incapacity); (iii) a change in location of the Company’s chief executive office to a location more than 50 miles from its current location; (iv) any other material breach of the Johnson Employment Agreement; or (v) the failure by any successor to the Company to assume in writing the Company’s obligations under the Johnson Employment Agreement. Mr. Johnson shall be deemed to have waived his rights to terminate his services hereunder for circumstances constituting Good Reason if he shall not have provided to the Company a notice of termination within sixty (60) calendar days immediately following his knowledge of the circumstances constituting Good Reason.

For the purposes of the summaries of the Chapman Employment Agreement and the Goudis Employment Agreement, the following terms have the following definitions:

•	The Company shall have “Cause” to terminate the executive in the event of any of the following acts or circumstances: (i) the executive’s conviction of a felony or entering a plea of guilty or nolo contendere to any crime constituting a felony (other than a traffic violation or by reason of vicarious liability); (ii) the executive’s substantial and repeated failure to attempt to perform the executive’s lawful duties as contemplated in the agreement, except during periods of physical or mental incapacity; (iii) the executive’s gross negligence or willful misconduct with respect to any material aspect of the business of the Company or any of its affiliates, which gross negligence or willful misconduct has a material and demonstrable adverse effect on the Company; (iv) the executive’s material violation of a Company policy resulting in a material and demonstrable adverse effect to the Company or an affiliate, including but not limited to a violation of the Company’s Code of Business Conduct and Ethics; or (v) any material breach of the executive’s agreement or any material breach of any other written agreement between the executive and the Company’s affiliates governing the executive’s equity compensation arrangements (i.e., any agreement with respect to the executive’s stock and/or stock options of any of the Company’s affiliates); provided, however, that the executive shall not be deemed to have been terminated for Cause in the case of clause (ii), (iii), (iv) or (v) above, unless any such breach is not fully corrected prior to the expiration of the thirty (30) calendar day period following delivery to the executive of the Company’s written notice of its intention to terminate his employment for Cause describing the basis therefore in reasonable detail.

•	The executive will be deemed to have a “Good Reason” to terminate his employment in the event of (i) a material diminution of Executive’s duties, (ii) the failure by any successor of the Company to assume in writing the Company’s obligations under the agreement, (iii) the breach by the Company in any respect of any of its obligations under the agreement, and, in any such case (but only if correction or cure is possible), the failure by the Company to correct or cure the circumstance or breach on which such resignation is based within 30 days after receiving notice from the executive describing such circumstance or breach in reasonable detail, (iv) the relocation of the executive’s primary office location of more than 50 miles that places the primary office farther from the executive’s residence than it was before, or (v) the imposition by the Company of a requirement that the executive report to a person other than the Chief Executive Officer of the Company or the Chairman of the Board. The executive shall not have a Good Reason to resign if the Company suspends the executive due to an indictment of the executive on felony charges, provided that the Company continues to pay the executive’s salary and benefits.

For the purposes of the summaries of the Johnson , Chapman and Goudis Employment Agreements, as well as the 2005 Plan:

•	a “Change of Control” means: (i) an acquisition (other than directly from the Company after advance approval by a majority of the directors comprising the Board of Directors as of the effective date of the 2005 Plan, or the incumbent board) of Common Shares or other voting securities of the Company by any person (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any person in connection with a transaction described in clause (iii) of this definition, immediately after which such person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding Common Shares or the combined voting power of the Company’s then outstanding voting securities; (ii) members of the incumbent board cease for any reason during any 24-month period to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common shareholders, of any new director was approved by a vote of at least a majority of the incumbent board, such new director shall, for purposes of the 2005 Plan, be considered as a member of the incumbent board; or (iii) the consummation of: (A) a merger, consolidation or reorganization with or into the Company, unless the voting securities of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the entity resulting from such merger or consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization; (B) a complete liquidation or dissolution of the Company; or (C) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a subsidiary of the Company).

The table below sets forth the estimated value of the potential payments to each of Messrs. Johnson, Chapman and Goudis, assuming the executive’s employment had terminated on December 31, 2008 and/or that a change in control of the Company had also occurred on that date. Amounts are reported without any reduction for possible delay in the commencement or timing of payments. No other Named Executive Officer is entitled to the benefits described in the table.

	Termination	Termination
	without Cause or	without Cause or	Termination	Change
	with Good Reason	with Good Reason	without Cause when	in Control
	not in connection with	in connection with	Mr. Johnson is	(without	Death or
Name	a Change of Control	a Change of Control	no longer CEO	termination)	Disability

Michael O. Johnson
Severance(1)	$7,200,000	$7,200,000	—	—	—
Bonus(5)	$3,600,000	$3,600,000	—	—	$3,600,000
Equity Acceleration(4)	$1,732,644	$5,408,092	—	$4,118,449	$5,408,092
Outplacement Service	$20,000	$20,000	—	—	—
Medical Coverage	$40,000	$40,000	—	—	$40,000
Trading Blackout Payment(2)	$250,000	$250,000	—	—	—
Excise Tax Gross-up(3)	—	—	—	—	—
Brett R. Chapman
Severance(1)	$1,100,000	$1,100,000	$1,100,000	—	—
Bonus(5)	$543,840	$543,840	$543,840	—	$543,840
Equity Acceleration(4)	—	$700,085	$350,042	$350,042	$700,085
Outplacement Service	$20,000	$20,000	$20,000	—	—
Medical Coverage	$40,000	$40,000	$40,000	—	—
Trading Blackout Payment(2)	$100,000	$100,000	$100,000	—	—
Excise Tax Gross-up(3)	—	—	—	—	—
Richard P. Goudis
Severance(1)	$1,212,750	$1,212,750	$1,212,750	—	—
Bonus(5)	$599,583	$599,583	$599,583	—	$599,583
Equity Acceleration(4)	—	$771,697	$385,848	$385,848	$771,697
Outplacement Service	$20,000	$20,000	$20,000	—	—
Medical Coverage	$40,000	$40,000	$40,000	—	—
Trading Blackout Payment(2)	$125,000	$125,000	$125,000	—	—
Excise Tax Gross-up(3)	—	—	—	—	—

(1)	Based on salary as of December 31, 2008.

(2)	Payment made if termination occurs during a “trading blackout” or a “quiet period” with respect to Common Shares.

(3)	If the “parachute payment” (including any termination payments and the value of accelerated equity) is greater than three times the average W-2 reported compensation for the executive for the preceding five years, then an “excise tax” is imposed on the portion of the parachute payment that exceeds one times such average W-2 reported compensation. Under the employment agreements with Messrs. Johnson, Chapman and Goudis, each executive will be entitled to reimbursement for any excise taxes imposed as well as a gross-up payment equal to any income, payroll and excise taxes payable by the executive as a result of the reimbursement for the excise taxes. For purposes of computing the excise tax and gross-up payments, base amount calculations are based on taxable wages for the years 2003 through 2007 and annualized for the year in which the executive commenced employment with the Company (if after 2002). In addition, all executives were assumed to be subject to the maximum federal and state income and other payroll taxes.

(4)	Accelerated vesting of stock awards were based on the closing traded price of a Common Share on the NYSE on December 31, 2008 of $21.68, and, for stock options and SARs, the difference between $21.68 and the exercise or base price of the award.

(5)	Represents bonus amounts earned in 2008, as disclosed in the “Non-Equity Incentive Plan Compensation” column of the “2008 Summary Compensation Table.” Per the terms of his employment agreement, as described above, upon a termination of his employment by the Company without Cause or by him with Good Reason, or due to death or disability, each of Messrs. Johnson, Chapman and Goudis is entitled to a pro rata bonus for the year in which the termination occurs based on the Company’s actual results for the entire year. Messrs. Chapman and Goudis are also entitled to a pro rata bonus upon a termination due to retirement.

Paul Noack

Pursuant to the Noack Employment Agreement, as a result of his departure from the Company, Mr. Noack will be paid $1,100,000, or two times Mr. Noack’s then-current salary, as well as a pro-rata bonus, in addition to all other accrued but unpaid entitlements. The Company also provided Mr. Noack with outplacement services for up to six months from a provider selected and paid for by the Company in an amount not to exceed $20,000, as well as reimbursement for amounts paid in connection with Mr. Noack’s return from Hong Kong. Mr. Noack was also entitled to Company-paid COBRA coverage under the Company’s health plans after his departure until Mr. Noack is reemployed, or for a period of two years, whichever occurs first. As a precondition to the Company’s obligation to pay the amounts described above, Mr. Noack was required to execute a general release of claims.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Herbalife Common Shares as of March 2, 2009, of (1) each director or director nominee, (2) each of the Named Executive Officers, (3) all directors and executive officers as a group and (4) each person or entity known to Herbalife to beneficially own more than five percent (5%) of Herbalife’s outstanding Common Shares. The Common Shares are the Company’s only class of voting securities that are issued and outstanding.

	Amount and
	Nature of	Percentage
	Beneficial	Ownership
Name of Beneficial Owner	Ownership	(1)

Non-Management Directors
Leroy Barnes, Jr.(2)**	24,429	*
Richard Bermingham(3)**	19,304	*
Pedro Cardoso	1,937	*
Murray H. Dashe	—	—
Hal Gaba(4)**	15,621	*
Lawrence M. Higby	—	—
Colombe M. Nicholas(5)**	7,488	*
Valeria Rico(6)**	8,190	*
John Tartol(7)**	231,716	*
Leon Waisbein**	369,091	*
Named Executive Officers
Michael O. Johnson(8)**	2,400,313	3.76%
Desmond Walsh(9)**	162,606	*
Brett R. Chapman(10)**	121,861	*
Richard Goudis(11)**	149,799	*
Steve Henig(12)**	26,894	*
Paul Noack (13)**	32,668	*
All Directors and Executive Officers as a Group (22 persons)	3,781,786	5.87%
Greater than 5% Beneficial Owners
TimesSquare Capital Management, LLC(14)	3,165,552	5.15%
Goldman Sachs Asset Management(15)	3,097,095	5.04%

*	Less than 1%

**	c/o Herbalife International, Inc., 800 W. Olympic Blvd, Suite 406, Los Angeles, California 90015.

(1)	Applicable percentage of ownership is based upon 61,498,148 Common Shares outstanding as of March 2, 2009, and the relevant number of Common Shares issuable upon exercise of stock options or other awards which are exercisable or have vested or will be exercisable or will vest within 60 days of March 2, 2009. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Except as otherwise indicated below, to our knowledge, all persons listed above have sole voting and investment power with respect to their Common Shares, except to the extent authority is shared by spouses under applicable law.

(2)	Includes 15,625 options to purchase Common Shares and 8,169 RSUs convertible into Common Shares which are or will be exercisable and have vested or will vest within 60 days of March 2, 2009.

(3)	Includes 7,500 options to purchase Common Shares and 8,169 RSUs convertible into Common Shares which are or will be exercisable and have vested or will vest within 60 days of March 2, 2009.

(4)	Includes 1,883 RSUs convertible into Common Shares which have vested or will vest within 60 days of March 2, 2009.

(5)	Includes 6,853 RSUs convertible into Common Shares which have vested or will vest within 60 days of March 2, 2009.

(6)	Includes 7,555 RSUs convertible into Common Shares which have vested or will vest within 60 days of March 2, 2009.

(7)	Represents (i) 225 Common Shares held in custodial accounts for the benefit of Mr. Tartol’s three children of which Mr. Tartol disclaims beneficial ownership of 75 Common Shares except to the extent of his pecuniary interest therein; (ii) 53,130 Common Shares held by the Tartol Enterprises Profit Sharing Plan, for which Mr. Tartol is the trustee; and (iii) 178,361 Common Shares held by Carhill Holdings, Inc., a corporation for which Mr. Tartol acts as a consultant only, and accordingly, disclaims beneficial ownership of such Common Shares.

(8)	Includes 2,341,824 options to purchase Common Shares and 58,489 RSUs convertible into Common Shares which are or will be exercisable and have vested or will vest within 60 days of March 2, 2009.

(9)	Includes 148,417 options to purchase Common Shares and 2,418 RSUs convertible into Common Shares which are or will be exercisable and have vested or will vest within 60 days of March 2, 2009.

(10)	Includes 115,833 options to purchase Common Shares and 6,028 RSUs convertible into Common Shares which are or will be exercisable and have vested or will vest within 60 days of March 2, 2009.

(11)	Includes 53,500 options to purchase Common Shares and 3,778 RSUs convertible into Common Shares which are or will be exercisable and have vested or will vest within 60 days of March 2, 2009.

(12)	Includes 15,000 options to purchase Common Shares and 3,624 RSUs convertible into Common Shares which are or will be exercisable and have vested or will vest within 60 days of March 2, 2009.

(13)	Includes 17,050 RSUs convertible into Common Shares which have vested or will vest within 60 days of March 2, 2009.

(14)	The information regarding the beneficial ownership of TimesSquare Capital Management, LLC is based on the Schedule 13G filed with the SEC by TimeSquare Capital Management, LLC, on February 9, 2009. The address for TimesSquare Capital Management, LLC is 1177 Avenue of Americas, 39th Floor, New York, NY 10036.

(15)	The information regarding the beneficial ownership of Goldman Sachs Asset Management is based on the Schedule 13G filed jointly with the SEC by Goldman Sachs Asset Management and GS Investment Strategies, LLC on February 11, 2009. The address for each of Goldman Sachs Asset Management and GS Investment Strategies, LLC is 32 Old Slip, New York, NY 10005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has several written policies applicable to the review and approval of related party transactions. Pursuant to the Audit Committee Charter, any related party transaction in which a director has an interest must be reviewed and approved by the audit committee. The Company’s Conflicts of Interest Policy requires that all related party transactions involving employees, including executive officers, be reviewed and approved by both the Company’s legal and internal audit departments.

Registration Rights Agreement

Michael O. Johnson, our Chairman and Chief Executive Officer, is a party to a registration rights agreement with the Company. If we at any time propose to register any Company securities under the Securities Act of 1933, as amended, or the Securities Act, for sale to the public, in certain circumstances certain holders of Common Shares, including Mr. Johnson, may require us to include their shares in the securities to be covered by the registration statement. Such registration rights are subject to customary limitations specified in the agreement.

Indemnification of Directors and Officers

The Memorandum and Articles of Association provide that, to the fullest extent permitted by the Companies Law (2007 Revision), or the Statute, every director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own willful misconduct. To the fullest extent permitted by the Statute, such director, agent or officer shall not be liable to the Company for any loss or damage in carrying out his functions unless the liability arises through the willful misconduct of such director, agent or officer.

The Company is a Cayman Islands exempted limited liability company. As such, it is governed by the laws of the Cayman Islands with respect to the indemnification provisions. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Memorandum and Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except in the case of (a) any fraud or dishonesty of such director or officer, (b) such director’s or officer’s conscious, intentional or willful breach of his obligation to act honestly, lawfully and in good faith with a view to the best interests of the Company or (c) any claims or rights of action to recover any gain, personal profit or other advantage to which the director or officer is not legally entitled.

The Company has entered into an indemnification agreement with each of its directors and certain of its officers to supplement the indemnification protection available under the Memorandum and Articles of Association. These indemnity agreements generally provide that the Company will indemnify the parties thereto to the fullest extent permitted by law.

In addition to the indemnification provisions set forth above, the Company maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act, that might be incurred by any director or officer in his capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers or persons controlling us pursuant to the foregoing, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of equity securities of the Company.

Directors, officers and greater-than-ten-percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them. To the Company’s knowledge, based solely on a review of the copies of such filings on file with the Company and written representations from the Company’s directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s directors, executive officers and greater-than-ten-percent beneficial owners were complied with on a timely basis for fiscal year 2008, except for the following failures of certain reporting persons to file transaction reports on Form 4 as a result of (i) their receipt of dividend equivalent units in 2007 and 2008 and/or the issuance of dividend equivalent units on a net issuance basis (net of applicable withholding tax) with respect to vested and deferred stock unit awards and (ii) the failure of the supervising Company administrator to timely notify said reporting persons of those distributions and their resulting reporting obligations. Specifically:

•	Each of Messrs. Johnson, Walsh, Chapman, Goudis, Levy, Pezzullo, Zimmer and Rahn and Mdm. Mendizabal failed to timely file a Statement of Changes of Beneficial Ownership of Securities (Form 4) with respect to dividend equivalent units received by each of them in connection with the Company’s quarterly cash dividends paid from May 2007 through March 2008 (four transactions and four late reports for each person). Corrective filings were made in June 2008.

•	Each of Messrs. Johnson, Walsh, Chapman, Goudis, Henig, Pezzullo and Zimmer failed to timely file a Statement of Changes of Beneficial Ownership of Securities (Form 4) with respect to the cancellation of dividend equivalent units paid on their vested but deferred stock unit awards to satisfy applicable withholding tax obligations arising in connection with the Company’s quarterly cash dividend in July 2008 (one transaction and one late report for each person). Corrective filings were made in September 2008.

“Householding” of Proxy Materials.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for certain proxy materials with respect to two or more shareholders sharing the same address by delivering a single set of these proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker if your Common Shares are held in a brokerage account or the Company if you hold Common Shares directly. You can notify the Company by sending a written request to Herbalife Ltd., c/o Herbalife International, Inc., Assistant Corporate Secretary, 800 W. Olympic Blvd., Suite 406, Los Angeles, CA 90015, or by calling the Assistant Corporate Secretary at (213) 745-0500. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials with respect to the Meeting, you should follow the instructions to request such materials included in the Notice of Internet Availability of Proxy Materials that was sent to you.

Shareholder Nominations

Your attention is drawn to Articles 73 to 76 of the Memorandum and Articles of Association in relation to the requirements applicable to any shareholder who wishes to nominate a person for election as a director.

For such nomination to be properly brought before an annual general meeting by a shareholder, a shareholder notice addressed to the Corporate Secretary must have been delivered to or mailed and received at the registered offices of the Company or such other address as the Corporate Secretary may designate not less than 90 days prior to the date of the meeting, or not later than the 10th day following the date of the first public announcement of the date of such meeting, whichever is later, nor more than 120 days prior to the date of such meeting.

The notice to the Corporate Secretary must set forth (a) as to each person whom the shareholder proposes to nominate, all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if appointed, and (b) as to the shareholder giving the notice (i) the name and address of such shareholder, as they appear on the register of members, (ii) the class and number of Common Shares that are owned beneficially and/or of record by such shareholder, (iii) a representation that the shareholder is a registered holder of Common Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (iv) a statement as to whether the shareholder intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding share capital required to approve or elect the nominee for appointment and/or (y) otherwise to solicit proxies from shareholders in support of such nomination.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person nominated by a shareholder shall be eligible for election as a director of the Company unless nominated in accordance with these procedures.

Shareholder Proposals for the 2010 Annual General Meeting

Pursuant to the Memorandum and Articles of Association, for notice of shareholder proposal to be timely, it must have been filed with the Corporate Secretary of the Company not less than 90 days prior to the date of the meeting, or not later than the 10th day following the date of the first public announcement of the date of such meeting, whichever is later, nor more than 120 days prior to the meeting. For notice to be proper, it must set forth: (i) the name and address of the shareholder who intends to make the proposal as it appears in the Company’s records, (ii) the class and number of Common Shares of the Company that are owned by the shareholder submitting the proposal and (iii) a clear and concise statement of the proposal and the shareholder’s reasons for supporting it.

Shareholders interested in submitting a proposal for inclusion in the proxy statement and form of proxy for the 2010 annual general meeting of shareholders may do so by following the procedures prescribed in SEC Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion, notice of shareholder proposals must be received by the Company’s Corporate Secretary no later than November 16, 2009. Proposals should be sent to Corporate Secretary, Herbalife Ltd., c/o Herbalife International, Inc., 800 W. Olympic Blvd., Suite 406, Los Angeles, CA 90015.

Codes of Business Conduct and Ethics and Corporate Governance Guidelines

Our Board of Directors has adopted a corporate Code of Business Conduct and Ethics applicable to our directors, officers, including our principal executive officer, principal financial officer and principal accounting officer, and employees, as well as Corporate Governance Guidelines, in accordance with applicable rules and regulations of the SEC and the NYSE. Each of our Code of Business Conduct and Ethics and Corporate Governance Guidelines are available on our website at www.herbalife.com by following the links through “Investor Relations” to “Corporate Governance,” or in print to any shareholder who requests it, as set forth below under “Annual Report, Financial and Additional Information.”

Any amendment to, or waiver from, a provision of the Company’s Code of Business Conduct and Ethics with respect to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller will be posted on the Company’s website at www.Herbalife.com.

Annual Report, Financial and Additional Information.

The Annual Financial Statements and Review of Operations of the Company for fiscal year 2008 can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. A copy of the Company’s Annual Report on Form 10-K will be mailed concurrently with this Proxy Statement to each shareholder of record on the Record Date who requests such materials.

The Company’s filings with the SEC are all accessible by following the links to “Investor Relations” and “SEC Filings” on the Company’s website at www.herbalife.com. The Company will furnish without charge a copy of its SEC filings to any person requesting in writing and stating that he or she is a beneficial owner of Common Shares. In addition, the Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules thereto, and the other documents referenced herein as available to shareholders upon request, to any person requesting in writing and stating that he or she is the beneficial owner of Common Shares of the Company.

Requests and inquiries should be addressed to:

Investor Relations
Herbalife Ltd.
c/o Herbalife International, Inc.
800 W. Olympic Blvd.
Suite 406
Los Angeles, California 90015

OTHER MATTERS

The management of the Company knows of no other business to be presented at the Meeting. If, however, other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

By Order of the Board of Directors

BRETT R. CHAPMAN
General Counsel and Corporate Secretary

Dated: March 16, 2009

APPENDIX A

Herbalife Categorical Standards of Independence

An “independent” director is a director whom the Board of Directors has determined has no material relationship with the Company or any of its consolidated subsidiaries (collectively, the “Company”), either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a director is not independent if:

1. the director is, or in the past three years has been, an employee of the Company, or an immediate family member of the director is, or in the past three years has been, an executive officer of the Company;

2. the director is, or in the past three years has been, affiliated with or employed by the Company’s outside auditor, or a member of the director’s immediate family is, or in the past three years has been, affiliated with or employed in a professional capacity by the Company’s outside auditor;

3. the director, or a member of the director’s immediate family, is or in the past three years has been, an executive officer of another company where any of the Company’s present executives serves or served in the past three years on the compensation committee;

4. the director, or a member of the director’s immediate family, receives or has in the past three years received any direct compensation from the Company in excess of $100,000 per year, other than compensation for Board service, compensation received by the director’s immediate family member for service as a non-executive employee of the Company, and pension or other forms of deferred compensation for prior service with the Company;

5. the director is an executive officer or employee, or a member of the director’s immediate family is an executive officer, of another company that makes payments to or receives payments from the Company, or during any of the last three years has made payments to or received payments from the Company, for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues; or

6. the director, or the director’s spouse, is an executive officer of a nonprofit organization to which the Company or the Company makes, or in the past three years has made, payments that, in any single fiscal year, exceeded the greater of $1 million or 2% of the nonprofit organization’s consolidated gross revenues (amounts that the Company contributes under matching gifts programs are not included in the payments calculated for purposes of this standard).

An “immediate family” member includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

In addition, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on the Audit Committee, if the director: (a) accepts, directly or indirectly, from the Company or any of its subsidiaries, any consulting, advisory, or other compensatory fee, other than Board and committee fees and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company; or (b) is an “affiliated person” of the Company or any of its subsidiaries; each as determined in accordance with Securities and Exchange Commission regulations.

A-1

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 AND 2.

						Please mark	☒
your votes as
indicated in
this example
	FOR	WITHHOLD	*EXCEPTIONS
	ALL	FOR ALL			FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS				2. Vote to ratify KPMG LLP as the Company's
Nominees:	☐	☐	☐	Independent registered public accountants for fiscal 2009.	☐	☐	☐
01 Pedro Cardoso
02 Murray H. Dashe
03 Colombe M. Nicholas

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

				Mark Here for Address Change or Comments SEE REVERSE ☐	Will Attend Meeting	☐	YES

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲ FOLD AND DETACH HERE▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the annual general meeting.

HERBALIFE LTD.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders
The Proxy Statement and the 2008 Annual Report to Shareholders are available at:
http://bnymellon.mobular.net/bnymellon/hlf

INTERNET
http://www.proxyvoting.com/hlf
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

43221

PROXY
HERBALIFE LTD.
Annual General Meeting of Shareholders – April 30, 2009
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF HERBALIFE LTD.
          The undersigned hereby appoints Michael O. Johnson and Brett R. Chapman, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the Common Shares of Herbalife Ltd. which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual General Meeting of Shareholders of Herbalife Ltd. to be held on Thursday, April 30, 2009 at 9:00 a.m. Pacific Daylight Time, at 800 West Olympic Blvd, Suite 406, Los Angeles, California 90015, or at any adjournment(s) or postponement(s) thereof, with all powers which the undersigned would possess if present at the annual general meeting.

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

▲ FOLD AND DETACH HERE ▲
You can now access your Herbalife Ltd. Services account online.
Access your Herbalife Ltd. shareholder account online via Investor ServiceDirect® (ISD).
The transfer agent for Herbalife Ltd., now makes it easy and convenient to get current information on your shareholder account.

•	View account status

•	View certificate history

•	View book-entry information
•	View payment history for dividends

•	Make address changes

•	Obtain a duplicate 1099 tax form

•	Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
43221

HERBALIFE LTD. 800 West Olympic Blvd, Suite 406, Los Angeles, California 90015 Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to Be Held on Thursday, April 30, 2009 The Proxy Statement, Annual Report and other proxy materials are available at: http://bnymellon.mobular.net/bnymellon/hlf This communication presents only an overview of the more complete proxy HERBALIFE LTD. materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 16, 2009 to facilitate timely delivery. Dear Herbalife Ltd. Shareholder: The 2009 Annual General Meeting of Shareholders (the “Meeting”) of Herbalife Ltd. (the “Company”) will be held at the principal executive offices of one of the Company’s U.S. subsidiaries at 800 West Olympic Blvd, Suite 406, Los Angeles, California, 90015, on Thursday, April 30, 2009, at 9:00 a.m. (local time). Proposals to be considered at the Annual Meeting: (1) to elect three directors, each for a term of three years; (2) to ratify the appointment of the Company’s independent registered public accountants; and (3) to act upon such other matters as may properly come before the Meeting or any adjournment(s) thereof. The Board of Directors recommends a vote “FOR” Items 1 and 2. The Board of Directors has fixed the close of business on March 2, 2009 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Meeting or any adjournment(s) or postponement(s) thereof. CONTROL NUMBER You may vote your proxy when you view the materials on the Internet. You will be asked to enter this 11-digit control number 43215

Shareholders of record as of the Record Date are encouraged and cordialy invited to attend the Meeting. Directions to attend the Meeting where you may vote n i person can be found under “Upcoming Events” on the Company’s investor relations website, r i .herbalife.com. Meeting Location: Herbalife International of America, Inc. Suit e 406 800 West Olympic Blvd. Suit e 406 Los Angeles, California 90015 The following materials are available for you to review online: • the Company’s 2009 Proxy Statement (including all attachments thereto); • the Proxy Card; • the Company’s Annual Report for the year ended December 31, 2008 (which s i not deemed to be part of the official proxy soliciting materials ); and • any amendments to the foregoing materials that are required to be furnished to shareholders. To request a paper copy of the Proxy Materials, (you must reference your 11 dig it control number) Telephone: 1-888-313-0164 (outside of the U.S and Canada cal 201-680-6688), Email : shrrelations@bnymellon.com Internet http://bnymellon.mobular.net/bnymellon/hlf. ACCESSING YOUR PROXY MATERIALS ONLINE YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY. The Proxy Materials for Herbalife Ltd. are available to review at: http://bnymellon.mobular.net/bnymellon/hlf Have this notice available when you request a PAPER copy of the Proxy Materials, when you want to view your proxy materials online OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY. VOTE BY INTERNET Use the Internet to vote your shares. Have this card in hand when you access the above web site. On the top rig ht hand side of the website click on “Vote Now” to access the electronic proxy card and vote your shares 43215